                    [ROYAL GROUP TECHNOLOGIES LIMITED LOGO]

                             NOTICE AND MANAGEMENT
                                 PROXY CIRCULAR

                                     for the
                   Annual and Special Meeting of Shareholders
                                February 25, 2004

                          ----------------------------
                                January 23, 2004

                                TABLE OF CONTENTS

DESCRIPTION                                                                                                     PAGE
INVITATION TO SHAREHOLDERS ..............................................................................         1
NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS ....................................................         2
SOLICITATION OF PROXIES .................................................................................         3
AVAILABILITY OF DOCUMENTS ...............................................................................         3
APPOINTMENT AND REVOCATION OF PROXIES ...................................................................         3
NON-REGISTERED HOLDERS ..................................................................................         4
VOTING OF SHARES REPRESENTED BY MANAGEMENT PROXIES ......................................................         5
EXERCISE OF DISCRETION BY PROXIES .......................................................................         5
RECORD DATE .............................................................................................         5
AUTHORIZED CAPITAL AND VOTING ...........................................................................         5
OWNERSHIP AND TRANSFER RESTRICTIONS .....................................................................         5
TAKE-OVER PROTECTION ....................................................................................         6
PRINCIPAL HOLDERS OF VOTING SECURITIES ..................................................................         7
BUSINESS OF THE MEETING .................................................................................         7
    Presentation of Management Report, Financial Statement and Auditors' Report .........................         7
    Election of Directors ...............................................................................         7
    Appointment and Compensation of Auditors ............................................................         9
    Confirmation of New General By-law ..................................................................        10
    Approval of Restricted Stock Unit Plan and Exchange of Options for Restricted Stock Units ...........        11
    Approval of Senior Management Incentive Plan ........................................................        14
EXECUTIVE COMPENSATION ..................................................................................        16
    Summary Compensation ................................................................................        17
    Stock Option Plan ...................................................................................        18
      Amendments to 1994 Stock Option Plan ..............................................................        18
      Options Granted ...................................................................................        20
      Options Exercised .................................................................................        20
    Composition of the Compensation Committee ...........................................................        21
    Report on Executive Compensation ....................................................................        21
    Compensation of Directors ...........................................................................        22
    Performance Graph ...................................................................................        23
INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS .......................................        24
STATEMENT OF CORPORATE GOVERNANCE PRACTICES .............................................................        24
DIRECTORS' AND OFFICERS' LIABILITY INSURANCE ............................................................        25
INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS ...........................................................        25
RECEIPT OF SHAREHOLDER PROPOSAL FOR NEXT ANNUAL MEETING .................................................        25
DIRECTORS' APPROVAL .....................................................................................        25

APPENDIX A- GENERAL BY-LAW

APPENDIX B - GENERAL BY-LAW RESOLUTION

APPENDIX C - RESTRICTED STOCK UNIT PLAN RESOLUTION

APPENDIX D - SENIOR MANAGEMENT INCENTIVE PLAN RESOLUTION

APPENDIX E - CORPORATE GOVERNANCE REPORT

                        ROYAL GROUP TECHNOLOGIES LIMITED

                           INVITATION TO SHAREHOLDERS

Dear Shareholder:

         On behalf of the Board of Directors, management and employees, I invite you to attend Royal Group Technologies Limited's Annual and Special Meeting of shareholders on Wednesday, February 25, 2004.

         The items of business to be considered at this Meeting are described in the Notice of Annual and Special Meeting and Management Proxy Circular which follow this letter. No matter how many shares you hold, your participation at shareholders' meetings is very important. If you are unable to attend the Meeting in person, I encourage you to vote by following the voting instructions included on the proxy form.

         During the Meeting, we will review Royal Group's business during fiscal 2003 and our plans for the future. You will also have an opportunity to ask questions and to meet your Directors and executives.

         I look forward to seeing you at the Meeting.

Signed,

/s/ Douglas Dunsmuir

Douglas Dunsmuir
Chief Executive Officer
January 23, 2004

                        ROYAL GROUP TECHNOLOGIES LIMITED

               NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of Shareholders (the "Meeting") of ROYAL GROUP TECHNOLOGIES LIMITED ("Royal Group" or the "Corporation") will be held at the Metro Toronto Convention Centre, South Building, Meeting Room Level 700, Meeting Room 718A, 222 Bremner Boulevard, Toronto, Ontario, Canada M5V 2W6, on Wednesday, February 25, 2004 at 10:00 a.m., local time, for the purposes of:

(1) receiving Management's report for the fiscal year ended September 30, 2003, and the comparative Consolidated Financial Statements for the fiscal year ended September 30, 2003, together with the Auditors' Report thereon;

(2) electing Directors;

(3) appointing auditors and authorizing the Directors to fix their remuneration; and

(4) considering and, if deemed appropriate, adopting, with or without variation, a resolution (see "Business of the Meeting - Confirmation of New General By-law" in the accompanying Management Proxy Circular) confirming the new General By-law of the Corporation enacted by the Board of Directors on December 11, 2003, as a by-law of the Corporation repealing all previous by-laws;

(5) considering and, if deemed appropriate, adopting, with or without variation, a resolution (see "Business of the Meeting - Approval of Restricted Stock Unit Plan and Exchange of Options for Restricted Stock Units") approving the adoption of a new Restricted Stock Unit Plan of the Corporation and the exchange of certain stock options granted under the Corporation's 1994 Stock Option Plan for restricted stock units under the Restricted Stock Unit Plan;

(6) considering and, if deemed appropriate, adopting, with or without variation, a resolution (see "Business of the Meeting - Approval of Senior Management Incentive Plan") approving the adoption of a new Senior Management Incentive Plan of the Corporation; and

(7) transacting such other business as may properly be brought before the Meeting, or any adjournment thereof.

A COPY OF THE MANAGEMENT PROXY CIRCULAR, ROYAL GROUP'S ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED SEPTEMBER 30, 2003 AND A FORM OF PROXY ACCOMPANY THIS NOTICE. IF YOU ARE A REGISTERED SHAREHOLDER AND DO NOT PLAN TO ATTEND THE MEETING, KINDLY SIGN, DATE, AND RETURN THE FORM OF PROXY ACCOMPANYING THIS NOTICE. PROXIES MUST BE DEPOSITED WITH COMPUTERSHARE TRUST COMPANY OF CANADA AS TRANSFER AGENT FOR ROYAL GROUP AT 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO M5J 2Y1 IN THE ENCLOSED ENVELOPE OR BY FACSIMILE TO (416) 263-9524 BY 10:00 A.M. ON FEBRUARY 24, 2004, OR, IF THE MEETING IS ADJOURNED, NOT LATER THAN 24 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND STATUTORY HOLIDAYS) PRECEDING THE TIME OF SUCH ADJOURNED MEETING.

IF YOU ARE A NON-REGISTERED SHAREHOLDER OF THE ROYAL GROUP AND RECEIVE THESE MATERIALS THROUGH YOUR BROKER OR THROUGH ANOTHER INTERMEDIARY, PLEASE COMPLETE AND RETURN THE MATERIALS IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED TO YOU BY YOUR BROKER OR BY THE OTHER INTERMEDIARY.

By Order of the Board of Directors,

Signed,

/s/ Scott D. Bates

Scott D. Bates
General Counsel and                                             Vaughan, Ontario
Corporate Secretary                                             January 23, 2004

                        ROYAL GROUP TECHNOLOGIES LIMITED

                            MANAGEMENT PROXY CIRCULAR
  All dollar amounts appearing in this Management Proxy Circular are stated in
                                Canadian dollars.

SOLICITATION OF PROXIES

         THIS MANAGEMENT PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF ROYAL GROUP TECHNOLOGIES LIMITED ("Royal Group" or "Corporation") to be used at the annual and special meeting of shareholders (the "Meeting") of Royal Group to be held at the Metro Toronto Convention Centre, South Building, Meeting Room Level 700, Meeting Room 718A, 222 Bremner Boulevard, Toronto, Ontario, Canada M5V 2W6, on Wednesday, February 25, 2004 at 10:00 a.m., local time, and at any postponement or adjournment thereof, for the purposes set forth in the accompanying notice of meeting.

         This solicitation is being made primarily by mail, but may also be made by telephone, e-mail, facsimile or in person by the Directors, officers or employees of Royal Group at nominal cost. The cost of solicitation will be borne by Royal Group.

AVAILABILITY OF DOCUMENTS

         COPIES OF THE FOLLOWING DOCUMENTS ARE AVAILABLE ON WRITTEN REQUEST TO ROYAL GROUP'S VICE-PRESIDENT OF MARKETING AND CORPORATE COMMUNICATIONS BY MAIL AT 1 ROYAL GATE BOULEVARD, VAUGHAN, ONTARIO, L4L 8Z7 OR BY FACSIMILE TO (905) 264-0702 OR BY E-MAIL TO `INFO@ROYALGROUPTECH.COM': THE 2003 ANNUAL INFORMATION FORM (WHICH FORM IS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AS A FORM 40-F), THE 2003 ANNUAL REPORT TO SHAREHOLDERS CONTAINING THE COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED SEPTEMBER 30, 2003 TOGETHER WITH THE AUDITORS' REPORT THEREON AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS, THE INTERIM FINANCIAL STATEMENTS FOR PERIODS SUBSEQUENT TO SEPTEMBER 30, 2003, AND THIS MANAGEMENT PROXY CIRCULAR. CORPORATE INFORMATION IS ALSO AVAILABLE ON ROYAL GROUP'S WEBSITE IN THE INVESTOR RELATIONS SECTION AT WWW.ROYALGROUPTECH.COM.

ADDITIONAL INFORMATION RELATING TO ROYAL GROUP MAY BE FOUND ON SEDAR AT WWW.SEDAR.COM.

APPOINTMENT AND REVOCATION OF PROXIES

         A form of proxy is enclosed and, whether or not you now plan to attend the Meeting, you are asked to sign, date and return the proxy in the provided envelope. Proxies to be exercised at the Meeting must be deposited with Computershare Trust Company of Canada (the "Transfer Agent") at 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 in the enclosed envelope or by facsimile to (416) 263-9524 by 10:00 a.m. on February 24, 2004, or, if the Meeting is adjourned not later than 24 hours (excluding Saturdays, Sundays and statutory holidays) preceding the time of the adjourned meeting.

         The persons named in the enclosed form of proxy are Directors of Royal Group. IF YOU WISH TO APPOINT SOME OTHER PERSON OR COMPANY TO REPRESENT YOU AT THE MEETING, YOU MAY DO SO BY INSERTING THE NAME OF YOUR APPOINTEE, WHO NEED NOT BE A SHAREHOLDER, IN THE BLANK SPACE PROVIDED.

         A shareholder may revoke such shareholder's proxy at any time by instrument in writing executed by the shareholder or by such shareholder's attorney authorized in writing, or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized and deposited with the Corporate Secretary of Royal Group care of the Transfer Agent or at the registered office of Royal Group, 1 Royal Gate Boulevard, Vaughan, Ontario L4L 8Z7, on February 24, 2004 or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof (but prior to the use of the proxy at the Meeting) or in any other manner permitted by law.

NON-REGISTERED HOLDERS

         In many cases, Subordinate Voting Shares of the Corporation beneficially owned by a holder (a "NonRegistered Holder") are registered either:

         (a) in the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

         (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant.

         In accordance with the requirements of National Instrument 54-101, the Corporation has distributed copies of the notice of meeting, this Circular, the form of proxy for Subordinate Voting Share holders and the Corporation's annual report containing the 2003 Financial Statements (collectively, the "meeting materials") to the clearing agencies and Intermediaries for onward distribution to NonRegistered Holders.

         Intermediaries are required to forward meeting materials to Non-Registered Holders unless a NonRegistered Holder has waived the right to receive them. Typically, Intermediaries will use a service company (such as ADP Independent Investor Communications Corporation) to forward the meeting materials to Non-Registered Holders. Generally, Non-Registered Holders of Subordinate Voting Shares who have not waived the right to receive meeting materials will either:

         (a) be given a proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of shares beneficially owned by the NonRegistered Holder but which is otherwise uncompleted. This form of proxy need not be signed by the Non-Registered Holder. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it with Computershare Trust Company of Canada at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, Canada, as described above; or

         (b) more typically, be given a voting instruction form which must be completed and signed by the Non-Registered Holder of Subordinate Voting Shares in accordance with the directions on the voting instruction form (which may in some cases permit the completion of the voting instruction form by telephone or via the Internet).

         The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the shares they beneficially own. Should a Non-Registered Holder of Subordinate Voting Shares who receives either a proxy or a voting instruction form wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder's (or such other person's) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions on the form. In either case, Non-Registered Holders of Subordinate Voting Shares should carefully follow the instructions of their Intermediaries and their service companies.

VOTING OF SHARES REPRESENTED BY MANAGEMENT PROXIES

         The enclosed form of proxy, when signed by the shareholder, will constitute a direction to the nominee. The nominee will, on a show of hands or any ballot that may be called for, vote or withhold from voting the shares in respect of which they are appointed in accordance with the direction of the shareholder appointing them. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED: (1) FOR THE ELECTION OF THE MANAGEMENT NOMINEES FOR THE POSITION OF DIRECTOR; (2) FOR THE APPOINTMENT OF AUDITORS; (3) FOR THE RESOLUTION CONFIRMING THE NEW GENERAL BY-LAW OF THE CORPORATION; (4) FOR THE RESOLUTION APPROVING THE NEW RESTRICTED STOCK UNIT PLAN AND EXCHANGE OF OPTIONS FOR RESTRICTED STOCK UNITS; AND (5) FOR THE RESOLUTION APPROVING THE NEW SENIOR MANAGEMENT INCENTIVE PLAN.

EXERCISE OF DISCRETION BY PROXIES

         THE ENCLOSED FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED IN THE PROXY WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF THE MEETING AND TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. As at the date of this Management Proxy Circular, management knows of no such amendment, variation or other matter to come before the Meeting. If any such matters should properly come before the Meeting, the persons named in the form of proxy will vote on those matters in accordance with their best judgement.

RECORD DATE

         The date for determining shareholders entitled to receive notice of the Meeting is January 6, 2004 (the "Record Date").

AUTHORIZED CAPITAL AND VOTING

         The authorized capital of Royal Group consists of an unlimited number of Multiple Voting Shares, an unlimited number of Subordinate Voting Shares and an unlimited number of First Preferred Shares and Second Preferred Shares, issuable in series. As of January 23, 2004, there were issued and outstanding 15,935,444 Multiple Voting Shares and 77,410,726 Subordinate Voting Shares entitled to vote at the Meeting. No First Preferred Shares or Second Preferred Shares have been issued. Each holder of Multiple Voting Shares of record on the Record Date will be entitled to 20 votes for each Multiple Voting Share held and each holder of Subordinate Voting Shares of record on the Record Date will be entitled to 1 vote for each Subordinate Voting Share held on all matters proposed to come before the Meeting. There is no other class of outstanding voting securities entitled to be voted at the Meeting. The holders of Multiple Voting Shares may be able to approve matters voted at the Meeting without the affirmative vote of holders of Subordinate Voting Shares.

OWNERSHIP AND TRANSFER RESTRICTIONS

         Only holders of record of Multiple Voting Shares or Subordinate Voting Shares at the close of business on the Record Date are entitled to notice of and to attend the Meeting, or any adjournment thereof, and to vote thereat. A list of shareholders who are holders of record on the Record Date will be available for inspection on and after January 6, 2004, during usual business hours at the Transfer Agent's principal Toronto office and at the Meeting.

TAKE-OVER PROTECTION

         A Stock Control Agreement among the holders of the Multiple Voting Shares, Royal Group and Computershare Trust Company of Canada, as Trustee for the holders from time to time of the Subordinate Voting Shares, provides certain take-over bid protections to the holders of the Subordinate Voting Shares and imposes other restrictions on the transfer of Multiple Voting Shares.

         The Stock Control Agreement provides that if the Trustee becomes aware of the transfer of any Multiple Voting Shares to a purchaser who has not made an identical offer in all material respects to purchase all of the Subordinate Voting Shares and all of the Multiple Voting Shares, then the Trustee will cause the Multiple Voting Shares so transferred to be converted into Subordinate Voting Shares in accordance with the Articles of Royal Group unless such transfer is a "Permitted Transfer" as described below.

Permitted Transfers include a transfer of Multiple Voting Shares to a "Permitted Holder". Permitted Holders are Vic De Zen, Chairman of the Board of Royal Group, members of Mr. De Zen's immediate family, entities which are directly or indirectly wholly-owned by Mr. De Zen or his immediate family, and trusts all the beneficiaries of which are any of the foregoing. The granting of a security interest over Multiple Voting Shares to an arm's length Canadian financial institution in connection with bona fide obligations of the holder of such shares or of Royal Group is also a Permitted Transfer, provided however that if the security granted is to be realized upon, such Multiple Voting Shares will be first converted into an equal number of Subordinate Voting Shares.

         No transfer of Multiple Voting Shares may be effected without the transferee of such shares (including Canadian financial institutions that are Permitted Holders) agreeing to be bound by the terms of the Stock Control Agreement.

         A Permitted Holder of Multiple Voting Shares may at any time convert its shares to Subordinate Voting Shares provided the prior approval of Mr. De Zen or his family representative is obtained. Such shares so converted to Subordinate Voting Shares will thereafter no longer be subject to the terms of the Stock Control Agreement.

         If at any time the Trustee determines that a holder of Multiple Voting Shares has ceased to be a Permitted Holder (a "Non-Permitted Holder"), such Multiple Voting Shares will either be converted to Subordinate Voting Shares or the Non-Permitted Holder will be required to sell the Multiple Voting Shares held by it to a Permitted Holder designated by Mr. De Zen or his family representative at a price equal to the fair value of such shares on the date the sale is completed. Under the Stock Control Agreement, the fair value per share is determined to be the simple average of the closing prices of the Subordinate Voting Shares on the published market in Canada on which the greatest volume of trading in such shares occurred over the 20 trading days preceding the date of the sale or, in circumstances where the Subordinate Voting Shares have not traded at least 10 days during such period, the simple average of the closing prices, where applicable, and the closing bid and asked prices for the days on which no trading occurred.

         The Stock Control Agreement may be amended without the approval of the holders of Subordinate Voting Shares only to make corrections or rectifications, to facilitate the provisions thereof or to comply with law or stock exchange rules, provided that in each case the Trustee is of the opinion that the rights of the holders of Subordinate Voting Shares are not prejudiced, in any material respect, by such amendment. Otherwise, the Stock Control Agreement may not be amended without the approval of at least two-thirds of the votes cast by holders of the Subordinate Voting Shares at a meeting called to consider the amendment or the written consent of holders of at least two-thirds of the Subordinate Voting Shares.

PRINCIPAL HOLDERS OF VOTING SECURITIES

         As of the date hereof, to the knowledge of the Directors and officers of Royal Group, the only parties who beneficially own, directly or indirectly, or exercise control or direction over shares carrying more than 10% of the voting rights attached to any class of shares of Royal Group are:

                                                                                                  % OF ALL
NAME                          TYPE OF SHARES         NUMBER OF SHARES(1)       % OF CLASS       VOTING RIGHTS
----                          --------------         -------------------       ----------       -------------
Vic De Zen                Multiple Voting Shares        15,935,444                100%             80.5%
                          Subordinate Voting Shares          6,035               0.01%             0.01%
Domenic D'Amico           Subordinate Voting Shares      8,884,341               11.5%              2.2%

(1) Excludes shares issuable on exercise granted under Royal Group's stock option plan.

         Mr. De Zen, a Director and the Chairman of the Board of Royal Group, exercises control or direction over 100% of the Multiple Voting Shares of Royal Group and thereby exercises control over Royal Group.

BUSINESS OF THE MEETING

1. PRESENTATION OF MANAGEMENT REPORT, FINANCIAL STATEMENT AND AUDITORS' REPORT

         Management's report for the fiscal year ended September 30, 2003, and Royal Group's comparative Consolidated Financial Statements for the fiscal year ended September 30, 2003, together with the Auditors' Report thereon, all of which will be placed before the shareholders at the Meeting, are contained in Royal Group's 2003 Annual Report to Shareholders which accompanies this Management Proxy Circular.

2. ELECTION OF DIRECTORS

         Royal Group's Articles provide that the Board of Directors must consist of a minimum of three and a maximum of twenty-five Directors. Royal Group's General By-law provides that the number of Directors to be elected at the Meeting shall be the number then in office unless the directors or the shareholders otherwise determine. Currently Royal Group has nine Directors. During the 2003 fiscal year, eight individuals served as Directors of Royal Group.

         Management proposes the nine persons named below as nominees for election as Directors, each of whom will hold office until the next succeeding annual meeting of shareholders of Royal Group or until his successor is elected or appointed, or he resigns, or a vacancy results from his death, dismissal or otherwise. Unless otherwise instructed by a shareholder, the persons named in the accompanying proxy form will vote for the election of these nominees. Management has no reason to believe that any of these nominees will be unable to exercise his function as a Director. As required by law, the Board of Directors has an Audit Committee, the members of which are indicated below. The Board of Directors does not have an Executive Committee.

         The following table indicates the names of the proposed nominees, the nominees' principal occupations, business or employment and their positions and offices with Royal Group or its significant affiliates now held by them, if any, the period during which they have served as Directors, the approximate number of shares beneficially owned, directly or indirectly, or over which control or direction is exercised, by them, as of the date hereof. All of the nominees currently serve as directors of Royal Group.

                                                                   PRINCIPAL OCCUPATION AND          SHARES OWNED OR OVER
  NOMINEES FOR ELECTION         FIRST BECAME       COMMITTEE          OTHER PUBLIC ISSUER              WHICH CONTROL OR
       AS DIRECTOR                DIRECTOR       MEMBERSHIP(1)         DIRECTORSHIPS HELD        DIRECTION IS EXERCISED(2) (3)
------------------------------------------------------------------------------------------------------------------------------
Vic De Zen                      Nov. 25, 1994     N/A             Chairman                             15,935,444 MVS(4)
Vaughan, Ontario                                                  Former Chief Executive                    6,035 SVS
                                                                  Officer of the Corporation
------------------------------------------------------------------------------------------------------------------------------
Douglas Dunsmuir                Nov. 25, 1994     N/A             Chief Executive Officer(5)            1,158,757 SVS
Toronto, Ontario                                                  and President
------------------------------------------------------------------------------------------------------------------------------
Ron Goegan                      Dec. 14, 2001     N/A             Senior Vice-President and                10,000 SVS
Sharon, Ontario                                                   Chief Financial Officer
------------------------------------------------------------------------------------------------------------------------------
Gwain Cornish                   Nov. 25, 1994     N/A             Senior Vice-President                    38,582 SVS
Campbellville, Ontario
------------------------------------------------------------------------------------------------------------------------------
Ralph Brehn                     May 2, 1995       AC              Former President of Hunter                5,938 SVS
Ste. Agathe Nord, Quebec                                          Douglas Canada Ltd.
                                                                  (Building Products Company)
------------------------------------------------------------------------------------------------------------------------------
Irvine Hollis                   May 2, 1995       NC (Chair),     Former President of Duracell              1,946 SVS
Chatsworth, Ontario                               CC              Inc. (Consumer Products
                                                                  Company)
------------------------------------------------------------------------------------------------------------------------------
                                                                  Presently Management
                                                                  Consultant, I Hollis
                                                                  Management Consultants Inc.
                                                                  (Advises Start-up Businesses)
------------------------------------------------------------------------------------------------------------------------------
Robert E. Lamoureux             Nov. 18, 2003     AC (Chair),     Former partner and National                None
Toronto, Ontario                                  NC              Leader of
                                                                  PricewaterhouseCoopers'
                                                                  Corporate Governance Practice
                                                                  (Auditors)
------------------------------------------------------------------------------------------------------------------------------
James Sardo                     Nov. 18, 2003     CC, NC          Former President of Canadian            2,000   SVS
Mississauga, Ontario                                              operations of Moore
                                                                  Corporation Ltd. (Business
                                                                  Forms Company) Presently
                                                                  Director - Hydrogenics
                                                                  Corporation (TSX, NASDAQ)
                                                                  (Hydrogen Fuel Cell and Test
                                                                  Equipment Company),
                                                                  Trustee/Director - UE Water
                                                                  Heater Income Fund (TSX)
                                                                  (Water Heater Rental
                                                                  Business), Trustee - CDI
                                                                  Income Fund (TSX) (Direct
                                                                  Marketer and Manufacturer of
                                                                  Custom Checks)
------------------------------------------------------------------------------------------------------------------------------
Ronald Slaght                   Nov. 25, 1994     CC (Chair),     Partner, Lenczner Slaght Royce         26,843   SVS
Toronto, Ontario                                  AC              Smith Griffin (Barristers)
------------------------------------------------------------------------------------------------------------------------------

(1) "AC" refers to the Audit Committee;

    "CC" refers to the Compensation Committee; and

    "NC" refers to the Nomination and Corporate Governance Committee.

(2) "MVS" refers to Multiple Voting Shares and "SVS" refers to Subordinate Voting Shares.

(3) Directors are required to own a minimum of 1,500 Subordinate Voting Shares within one year from the date of their appointment as a Director.

(4) Mr. De Zen exercises control or direction over 100% of the Multiple Voting Shares of Royal Group and thereby exercises control over Royal Group.

(5) The Chief Executive Officer is required to own a minimum of 50,000 Subordinate Voting Shares within two years of his appointment.

         IF ANY OF THE ABOVE NOMINEES IS FOR ANY REASON UNAVAILABLE TO SERVE AS A DIRECTOR, PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED ON THE PROXY THAT SUCH SHAREHOLDER'S SHARES ARE TO BE WITHHELD FROM VOTING ON THE ELECTION OF DIRECTORS.

3. APPOINTMENT AND COMPENSATION OF AUDITORS

         The Directors and executive management propose that the firm of KPMG LLP be appointed as auditors for the 2004 fiscal year and that their remuneration be fixed by the Directors for such fiscal year.

         KPMG LLP have acted as auditors of Royal Group and its predecessors since 1987 and will continue to hold office until the next annual meeting of shareholders. Representatives of KPMG LLP will be present at the Meeting with an opportunity to make a statement if they so desire and to respond to appropriate questions.

         In order to be effective, the resolution appointing KPMG LLP as auditors and authorizing the Directors to fix their remuneration, must receive the affirmative vote of a majority of votes cast by those shareholders in person and represented by proxy.

         UNLESS OTHERWISE INSTRUCTED BY A SHAREHOLDER, THE PERSONS NAMED IN THE ACCOMPANYING PROXY FORM WILL VOTE FOR THE APPOINTMENT OF KPMG LLP, SUITE 3300, COMMERCE COURT WEST, TORONTO, ONTARIO, CANADA, M5L 1B2, AS AUDITORS OF ROYAL GROUP FOR THE 2004 FISCAL YEAR AND THAT THEIR REMUNERATION BY FIXED BY THE DIRECTORS FOR SUCH FISCAL YEAR.

         Fees charged by KPMG LLP for audit and related services to the Royal Group of Companies were $829,000 in fiscal 2003 and $558,000 in fiscal 2002. Additional fees for tax and other services amounted to $566,000 in fiscal 2003 and $1,045,000 in fiscal 2002. Total fees for fiscal 2003 were $1,395,000 and for fiscal 2002 were $1,603,000. No other services were provided to Royal Group or its subsidiaries by KPMG LLP.

         Additional services include tax-related compliance and related matters as well as assignments pertaining to regulatory filings, accounting matters and the issuance of securities. The Audit Committee has considered whether the magnitude and nature of these services is compatible with maintaining the independence of the external auditors and is satisfied that they are. ALL SERVICES PROVIDED BY KPMG LLP AND THE FEES INCURRED BY THE CORPORATION IN CONNECTION WITH SUCH SERVICES REQUIRE THE APPROVAL OF THE AUDIT COMMITTEE.

                           KPMG LLP FEE SUMMARY TABLE

                                                      FISCAL 2003                    FISCAL 2002
                                                      -----------                    -----------
Fees For Audit and Related Services                   $  829,000                     $  558,000
Additional Fees for Tax and Other Services            $  566,000                     $1,045,000
TOTAL                                                 $1,395,000                     $1,603,000

4. CONFIRMATION OF NEW GENERAL BY-LAW

         Effective December 11, 2003, the Board of Directors enacted a new General By-law regulating, generally, the business and affairs of the Corporation. The Board and management request that you consider and, if you consider it appropriate, confirm the new General By-law which replaced the Corporation's by-laws in effect immediately prior to December 11, 2003.

         The new General By-law sets forth the general rules with respect to the business and affairs of the Corporation, including the framework for the execution of documents on behalf of the Corporation, the borrowing powers of the Board of Directors, the formalities associated with meetings of the Board of Directors, the formalities associated with shareholder meetings, the appointment of officers, the division of the business and operations of the Corporation into divisions and units, the indemnification of Directors and officers, the payment of dividends, and communications between the Corporation and shareholders.

         The new General By-law was adopted in large part in response to the changes to the Canada Business Corporations Act ("CBCA") which became effective in November 2001, as well as to provide greater flexibility with respect to the management of the business and affairs of the Corporation. For example, the new General By-law includes provisions that permit the use of electronic means in certain circumstances for:

         -   the holding of Director and shareholder meetings;

         -   the voting of shareholders by proxy at shareholder meetings; and

         -   communication between the Corporation and shareholders.

         In addition as contemplated by the recent CBCA amendments, the scope of the indemnification provisions in the new General By-law have been expanded to cover a broader range of individuals and circumstances and to provide for the advance of defence costs in certain circumstances. The limitations on indemnifying individuals who committed illegal acts or acted in breach of their fiduciary duties continue to apply.

         The new General By-law also deletes certain matters which were set out in the previous by-laws but which have been amended as a result of the amendments to the CBCA. Since these matters are governed by the CBCA, it is not necessary to repeat them in the new General By-law. These matters include a modification in the period within which notices of shareholder meetings must be sent to not less than 21 days and not more than 60 days (changed from the previous 21 and 50 days).

         Other changes brought in by the new General By-law include the following:

         - the authorization of the President and Chief Executive Officer to execute certain documents as the sole signatory on behalf of the Corporation and to create and consolidate divisions of business and operations of the Corporation;

         - the addition of a maximum age limit of 70 years of age for eligibility to be a Director; and

         - the reduction in the minimum quorum requirements to transact business at a shareholder meeting to a person or persons present and holding or representing by proxy not less than 25% of the total number of issued shares of the Corporation having voting rights at the meeting.

         The text of the new General By-law is attached as Appendix A; shareholders who wish to receive a copy of the previous By-law as in effect prior to December 11, 2003 should contact the Corporate Secretary of the Corporation by mail at 1 Royal Gate Boulevard, Vaughan, Ontario, L4L 8Z7 or by fax at (905) 264-0702.

         Pursuant to the CBCA, the Board of Directors has adopted the new General By-law and is required to submit it to the Corporation's shareholders at this Meeting. The text of the resolution confirming the General By-law is set forth in Appendix B hereto. If a majority of the votes cast by shareholders present in person or represented by proxy approve the General By-law, it shall continue in effect; if it is rejected, it will cease to be effective.

         The Board of Directors of the Corporation recommends the adoption of this resolution.

         UNLESS OTHERWISE INSTRUCTED BY A SHAREHOLDER, THE PERSON NAMED IN THE ACCOMPANYING PROXY FORM WILL VOTE FOR THE CONFIRMATION OF THE NEW GENERAL BY-LAW.

5. APPROVAL OF RESTRICTED STOCK UNIT PLAN AND EXCHANGE OF OPTIONS FOR RESTRICTED STOCK UNITS

         On January 23, 2004, the Board of Directors approved the Restricted Stock Unit Plan (the "RSUP" or the "Plan") and a proposed exchange (the "Exchange") of certain stock options granted under the Corporation's 1994 Stock Option Plan for restricted stock units under the RSUP. Any options exchanged for restricted stock units will then be cancelled by the Corporation. The RSUP provides for the issuance of up to 550,000 Subordinate Voting Shares. The RSUP and the Exchange are subject to shareholder approval under the rules of the Toronto Stock Exchange.

         A summary of the RSUP is provided below and is qualified in its entirety by the specific language of the RSUP, a copy of which is available to any shareholder upon request to the General Counsel and Corporate Secretary of the Corporation.

PURPOSE OF THE RSUP AND THE EXCHANGE

         The Corporation proposes to implement the RSUP in connection with the Exchange of certain stock options granted under the Corporation's 1994 Stock Option Plan (the "Options") for restricted stock units under the RSUP ("RSUs"). Some Options which are held by employees, former employees, officers and directors of the Corporation and its subsidiaries and affiliates (such entities, the "Royal Group Companies") are currently and have been for periods of at least 11 months "out-of-money", whereby the exercise price of each Option is above the market price of the Subordinate Voting Shares into which the Option is exercisable. Of the approximately 5,150,000 Options eligible for the Exchange, approximately 130,000 Options have exercise prices equal to or greater than $15.00 and less than $17.00, approximately 160,000 Options have exercise prices equal to or greater than $17.00 and less than $20.00, approximately 250,000 Options have exercise prices equal to or greater than $20.00 and less than $25.00, approximately 1,870,000 Options have exercise prices equal to or greater than $25.00 and less than $30.00 and approximately 2,740,000 Options have exercise prices of $30.00 or above. The per share closing price of the Subordinate Voting Shares on the Toronto Stock Exchange on December 31, 2003 was $12.30. The Options were granted between 1995 and 2002 and each Option expires nine years from the date of grant. The Corporation currently has no room to issue additional options under the 1994 Stock Option Plan.

         On January 23, 2004, the Board of Directors approved the Exchange of the Options held by certain employees of the Royal Group Companies and by officers and directors of the Corporation's subsidiaries and affiliates (all such option holders, the "Holders"). As at January 1, 2004, approximately 5,150,000 Options were held by the Holders. The Plan provides that (i) no directors of the Corporation, (ii) no members of senior management of the Corporation who have been designated by the Compensation Committee as being ineligible to participate in the Plan and (iii) no holders of Multiple Voting Shares are entitled to participate in the RSUP. By resolution, the Compensation Committee has determined that nine officers of the Corporation (including Douglas Dunsmuir, Ron Goegan, Gwain Cornish and Lu Galasso) (collectively, the "Ineligible Officers") are ineligible to participate in the Exchange and the RSUP. Consequently, only two officers of the Corporation (the "Eligible Officers") are eligible to participate in the Exchange and the RSUP. Pursuant to the Exchange, a Holder may elect to receive RSUs, in exchange for all of his or her Options, which Options will then be cancelled by the Corporation.

         In addition to utilizing the RSUP to effect the Exchange, the Plan is also intended to promote a proprietary interest in the Corporation among its employees and among the employees, officers and directors of its subsidiaries and affiliates, to align their interests with those of the Corporation's public shareholders and to encourage them to further the development of the Royal Group Companies, through the ownership of Subordinate Voting Shares. The 1994 Stock Option Plan provides that the maximum number of Subordinate Voting Shares issuable under that plan shall not exceed 15,850,000 shares. As at January 1, 2004, 7,921,145 Subordinate Voting Shares have been issued or deemed to have been issued under the 1994 Stock Option Plan (the shares that were deemed to have been issued under the rules of the Toronto Stock Exchange relate to options that were cancelled in 1997 and 2003 in exchange for a cash payment to the optionholders involved). The Corporation therefore has the ability to issue an additional 7,928,855 Subordinate Voting Shares under the plan (all of those shares are currently reserved for issuance under the Options). The 1994 Stock Option Plan provides that shares that were subject to Options that have lapsed or terminated shall become reinstated as shares reserved for Options under the plan and accordingly may be re-optioned under the plan. Consequently, Options which are cancelled pursuant to the Exchange can be re-optioned under the 1994 Stock Option Plan to employees, officers and directors of the Royal Group Companies on a going-forward basis. However, the Toronto Stock Exchange will require that no Options which are cancelled pursuant to the Exchange can be re-optioned under the 1994 Stock Option Plan to Holders who elect to participate in the Exchange until at least twelve months have elapsed from the Effective Date (as defined below).

SUMMARY OF CERTAIN TERMS AND CONDITIONS OF THE RSUP

         If approved by the shareholders of the Corporation, the RSUP will be administered by the Compensation Committee of the Board of Directors (the "Committee"). Effective as of January 1, 2004 (or such other date determined by the Committee) (the "Effective Date"), Holders who elect to participate in the Exchange will become participants in the RSUP ("Participants") and will be allocated a certain number of RSUs in exchange for their Options subject to the Exchange. Pursuant to a resolution of the Committee, the number of RSUs granted to a Participant will depend upon the grant date(s) of the Participant's Options subject to the Exchange determined on the following basis:

PERIOD DURING WHICH OPTIONS GRANTED                          NUMBER OF RSUS
        1995 to 1997                                    2.5% of number of options
        1998 to 2000                                    7.5% of number of options
        2001 to 2002                                    20% of number of options

         For example, if a Participant was granted 100 Options in 2002, he or she could exchange those Options for 20 RSUs. This methodology for the Exchange was determined by the Committee following consultations with the Corporation's external benefit consultants and was based upon the Black Scholes formula for option pricing.

         Except as otherwise set forth below (and in the Plan), each RSU allocated to a Participant will represent the Participant's entitlement to receive, at the discretion of the Committee and subject to any applicable vesting criteria, either one Subordinate Voting Share ("RSU Share") on December 31, 2004 or such other date determined by the Committee or otherwise pursuant to the Plan (the "Entitlement Date") or a cash payment on the Entitlement Date determined based upon the closing price of the Subordinate Voting Shares on the Toronto Stock Exchange on the last business day preceding the Entitlement Date on which such shares traded, provided that the Participant is (i) continuously employed with the Royal Group Companies from the Effective Date of the grant of the Participant's RSUs to the Entitlement Date, or (ii) a Non-employee Director (as defined below).

         RSU Shares may be issued from treasury or purchased in the open market or by private agreement (subject to applicable stock exchange rules and policies), provided that the aggregate number of RSU Shares that may be issued from treasury to satisfy entitlements under the Plan shall not exceed 550,000 RSU Shares, representing less than 1% of the Subordinate Voting Shares outstanding as at January 1, 2004. Additionally, the Plan provides that pursuant to the RSUP, the 1994 Stock Option Plan and any other share compensation arrangement of the Corporation (i) the aggregate number of Subordinate Voting Shares reserved for issuance pursuant to options and restricted stock units shall not exceed 10% of the outstanding Subordinate Voting Shares and Multiple Voting Shares taken together as a class; and (ii) the number of Subordinate Voting Shares issuable within a one-year period shall not exceed 10% of the outstanding Subordinate Voting Shares and Multiple Voting Shares taken together as a class. To comply with this restriction, the Corporation has agreed to limit future grants of options under the 1994 Stock Option Plan so that the number of Subordinate Voting Shares reserved for issuance under both the 1994 Stock Option Plan and the RSUP will not exceed 7,928,855 shares.

         RSUs allocated to a Participant shall be subject to such vesting criteria as determined by the Committee; provided that, unless otherwise set forth in the Plan or determined by the Committee in accordance with the terms thereof, no RSU shall vest prior to December 31, 2004.

         The terms and conditions of RSUs allocated under the Plan are subject to adjustments in certain circumstances, as set forth in the Plan, in the discretion of the Committee.

         In the event of the death of a Participant while in the employment of the Royal Group Companies prior to the Entitlement Date, or in the event of the death of a Participant prior to the Entitlement Date who was a non-employee director of a subsidiary or affiliate of the Corporation (a "Non-employee Director"), the Participant's estate shall be entitled to receive, on the Entitlement Date (or such other date determined by the Committee), the number of RSU Shares that would have been issued or delivered to the Participant, or the cash payment that would have been made to the Participant, as the case may be, had he or she not died and continued in the employment of the Royal Group Companies until such date, or had he or she not died prior to the Entitlement Date in the case of a Participant who was a Non-employee Director.

         In the event of the Retirement (as such term is defined in the Plan) of a Participant prior to the Entitlement Date and unless otherwise determined by the Committee, the RSUs allocated to such Participant shall be cancelled as of the date of Retirement and the Participant shall not be entitled to any RSU Shares or any cash payment or any compensation for loss of any benefit under the Plan.

         In the event a Participant's employment with the Royal Group Companies terminates for any cause, other than death or Retirement, prior to the Entitlement Date, the RSUs allocated to such Participant shall be cancelled (unless otherwise determined by the Committee) as at the date of the Participant's resignation from the Royal Group Companies or the notice of termination of employment with the Royal Group Companies and the Participant shall not be entitled to any RSU Shares or cash payment or any compensation for loss of any benefit under the Plan.

         Any RSUs allocated to a Participant that are not settled in cash paid or RSU Shares issued or delivered on the Entitlement Date in accordance with the Plan (or on such other date determined in accordance with the Plan) shall be cancelled and thereafter shall be null and void and of no further force or effect and the Participant shall not be entitled to any RSU Shares or cash payment or any compensation for loss of any benefit under the Plan.

         The rights or interests of Participants under the Plan are not assignable or transferable, otherwise than by will or the laws governing the devolution of property in the event of death and such rights or interests may not be encumbered.

         RSUs will not be considered Subordinate Voting Shares and will not entitle a Participant to exercise any voting rights, receive any dividends or exercise any other rights attaching to ownership of Subordinate Voting Shares.

         Subject to receipt of any required regulatory or other approvals, the Committee may amend, suspend or terminate the Plan, in whole or in part; provided that, unless otherwise determined by the Committee, the Plan will terminate on the day after which all RSUs have either been cancelled or settled in the form of cash paid or RSU Shares issued or delivered to Participants in accordance with the terms of the Plan. Any amendment to the Plan is subject to the approval of the Toronto Stock Exchange.

         THE BOARD OF DIRECTORS HAS DETERMINED THAT THE RSUP AND THE EXCHANGE ARE IN THE BEST INTERESTS OF THE CORPORATION AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF THE APPROVAL OF THE RSUP AND THE EXCHANGE AND THE RESOLUTION ATTACHED HERETO AS APPENDIX C. UNLESS OTHERWISE INSTRUCTED BY A SHAREHOLDER, THE PERSON NAMED IN THE ACCOMPANYING PROXY FORM WILL VOTE FOR THE APPROVAL OF THE RSUP AND THE EXCHANGE.

         In accordance with the rules of the Toronto Stock Exchange, in order to be effective, the resolution must be passed by the affirmative vote of the majority of the votes cast at the Meeting with respect to such resolution, excluding the votes cast by any insiders of the Corporation (such insiders determined in accordance with the requirements of the Toronto Stock Exchange) or their associates entitled to participate in the Exchange and the RSUP. Since no directors of the Corporation, no Ineligible Officers and no holders of Multiple Voting Shares are entitled to participate in the Exchange or the RSUP, the Toronto Stock Exchange will not require that votes attaching to securities beneficially owned by such insiders (or their associates) be excluded from the vote count on the resolution. To the Corporation's knowledge, as at January 23, 2004, 1,300 votes attaching to the securities entitled to vote on the resolution (namely, shares beneficially owned by the Eligible Officers and their associates) will not be counted for the purposes of determining whether the required level of shareholder approval for the resolution has been obtained.

6. APPROVAL OF SENIOR MANAGEMENT INCENTIVE PLAN

         On January 23, 2004, the Board of Directors approved the Senior Management Incentive Plan (the "SMIP" or the "Plan"). The SMIP provides for the issuance of up to 1,400,000 Subordinate Voting Shares and is subject to shareholder approval under the rules of the Toronto Stock Exchange.

         The SMIP is similar to the Corporation's RSUP, a summary of which is provided elsewhere in this Circular. A summary of the material provisions of the SMIP is provided below, to the extent that such provisions differ from those of the RSUP, and is qualified in its entirety by the specific language of the SMIP, a copy of which is available to any shareholder upon request to the General Counsel and Corporate Secretary of the Corporation.

PURPOSE OF THE SMIP

         The SMIP is part of the overall compensation and incentive regime proposed by the Board of Directors in order to further align the interests of the Corporation's officers and employees with those of its shareholders. The SMIP is intended as an incentive plan for senior management and senior employees of the Corporation, and its subsidiaries and affiliates. Participation in the SMIP by such persons is limited, however, insofar as any such person who is a director of the Corporation, or any of its subsidiaries or affiliates, may not participate in the SMIP in his or her capacity as a director. To the extent that a director is also a member of senior management or a senior employee in a capacity other than as a director, he or she shall be entitled to participate in the SMIP. The Compensation Committee of the Board of Directors which administers the SMIP has the discretion to designate eligible members of senior management and eligible senior employees as participants in the SMIP.

SUMMARY OF MATERIAL PROVISIONS OF THE SMIP

         If designated by the Compensation Committee as a participant in the SMIP (the "Participant"), the participant shall be allocated restricted stock units ("RSUs") as a bonus for services rendered in the year. Except as otherwise set forth below (and in the SMIP), each RSU allocated to a Participant will, if vested, represent the Participant's entitlement to receive, at the discretion of the Committee, one Subordinate Voting Share ("RSU Share") on a date determined by the Committee (the "Entitlement Date") or a cash payment determined based upon the closing price of the Subordinate Voting Shares on the Toronto Stock Exchange on the last business day preceding the Entitlement Date on which such shares traded. The vesting of a Participant's RSUs may be subject to the satisfaction of certain vesting criteria (the "Vesting

Criteria"), including performance-based criteria established by the Committee in respect of the Participant's grant of RSUs (the "Grant"), which may include performance objectives for the Corporation, its subsidiaries and/or affiliates, and any business units thereof, and/or the Participant; such objectives to be measured as determined by the Committee. For example, the performance criteria could provide that the RSUs subject to a particular Grant will vest if the return on invested capital or the earnings per share of the Corporation increased by a specified amount. The Committee shall also have the discretion to determine the manner in which satisfaction of the Vesting Criteria shall be measured.

         Subject to the satisfaction of the Vesting Criteria, the RSUs which are subject to a Grant shall vest on the Entitlement Date (or Entitlement Dates, in the event that portions of the total RSUs subject to a Grant may vest on different dates) determined by the Committee (the "Effective Date"). The Committee shall have the discretion to determine the number of RSUs subject to a Grant, the Effective Date and Entitlement Date of the Grant, and the number of RSUs that are subject to a Grant which may vest on an Entitlement Date, depending upon the extent to which the Vesting Criteria are satisfied, in whole or in part.

         If the Vesting Criteria applicable to a Grant are not satisfied, in whole or in part, as the case may be, the RSUs which are subject to the Grant (or a portion thereof, as the case may be) shall be cancelled, unvested, immediately upon such determination (unless the Committee, in its discretion, otherwise determines), and thereafter be of no further force and effect and the Participant shall not be entitled to any RSU Shares or cash payment in respect of such Grant or any compensation for loss of any benefit under the Plan.

         RSU Shares may be issued from treasury or purchased in the open market or by private agreement (subject to applicable stock exchange rules and policies), provided that the aggregate number of RSU Shares that may be issued from treasury to satisfy entitlements under the Plan shall not exceed 1,400,000 RSU Shares, representing less than 2% of the Subordinate Voting Shares outstanding as at January 23, 2004. Additionally, the Plan provides that pursuant to the Plan, the 1994 Stock Option Plan, the RSUP and any other share compensation arrangement of the Corporation (collectively, the "Share Compensation Arrangements") (i) the aggregate number of Subordinate Voting Shares reserved for issuance pursuant to options and restricted stock units shall not exceed 10% of the outstanding Subordinate Voting Shares and Multiple Voting Shares taken together as a class; and (ii) the number of Subordinate Voting Shares issuable within a one-year period shall not exceed 10% of the outstanding Subordinate Voting Shares and Multiple Voting Shares taken together as a class. To comply with this restriction, the Corporation has agreed to limit future grants of options under the 1994 Stock Option Plan so that the number of Subordinate Voting Shares reserved for issuance under both the 1994 Stock Option Plan and the RSUP will not exceed 7,928,855 shares.

         The Plan also provides that, pursuant to the Share Compensation Arrangements, (i) the aggregate number of Subordinate Voting Shares authorized for issuance to any one insider (as such insider is defined by the rules of the Toronto Stock Exchange as currently existing on the date of the Plan which expressly excludes a person who is an insider solely by virtue of being a director or senior officer of a subsidiary of the Corporation) within a one-year period is limited to 5% of the outstanding Subordinate Voting Shares; (ii) the number of Subordinate Voting Shares reserved for issuance to such insiders shall not exceed 10% of the outstanding Subordinate Voting Shares; and (iii) the number of Subordinate Voting Shares issued within a one-year period to such insiders shall not exceed 10% of the outstanding Subordinate Voting Shares.

         In the event of the death of a Participant while in the employment of the Corporation or any of its subsidiaries or affiliates (the "Royal Group Companies") prior to the Entitlement Date in respect of a Grant, the Participant's estate shall be entitled to receive, on the Entitlement Date (or on such other date determined by the Committee) and provided the Vesting Criteria applicable to the Grant have been satisfied prior to the date of death (or on such other date determined by the Committee), the number of RSU Shares that would have been issued or delivered to the Participant pursuant to the Grant, or the cash payment that would have been made to the Participant, as the case may be, had he or she not died and continued in the employment of the Royal Group Companies until such date.

         In the event of the Retirement (as such term is defined in the SMIP) of a Participant prior to the Entitlement Date in respect of a Grant, the RSUs allocated to such Participant shall be cancelled (unless otherwise determined by the Committee) as of the date of Retirement and the Participant shall not be entitled to any RSU Shares or cash payment in respect of the Grant or any compensation for loss of any benefit under the SMIP.

         In the event a Participant's employment with the Royal Group Companies terminates for any cause, other than death or Retirement, prior to the Entitlement Date in respect of a Grant, unless otherwise determined by the Committee at the time of the Grant or any time thereafter, the RSUs allocated to such Participant shall be cancelled as at the date of the Participant's resignation from the Royal Group Companies or the notice of termination of employment with the Royal Group Companies and the Participant shall not be entitled to any RSU Shares or cash payment in respect of such Grant or any compensation for loss of any benefit under the Plan.

         Subject to receipt of any required regulatory or other approvals, the Committee may amend, suspend or terminate the Plan, in whole or in part. Any amendment to the Plan is subject to the approval of the Toronto Stock Exchange.

         THE BOARD OF DIRECTORS HAS DETERMINED THAT THE SMIP IS IN THE BEST INTERESTS OF THE CORPORATION AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF THE APPROVAL OF THE SMIP AND THE RESOLUTION ATTACHED HERETO AS APPENDIX D. UNLESS OTHERWISE INSTRUCTED BY A SHAREHOLDER, THE PERSON NAMED IN THE ACCOMPANYING PROXY FORM WILL VOTE FOR THE APPROVAL OF THE SMIP.

         In accordance with the rules of the Toronto Stock Exchange, in order to be effective, the resolution must be passed by the affirmative vote of the majority of the votes cast at the Meeting with respect to such resolution, excluding the votes cast by any insiders of the Corporation (such insiders determined in accordance with the requirements of the Toronto Stock Exchange) or their associates entitled to participate in the SMIP. Since non-employee directors of the Corporation and holders of Multiple Voting Shares of the Corporation are not entitled to participate in the SMIP, the Toronto Stock Exchange will not require that votes attaching to securities beneficially owned by such insiders (or their associates) be excluded from the vote count on the resolution. To the Corporation's knowledge, as at January 23, 2004, 1,223,924 votes attaching to the securities entitled to vote on the resolution will not be counted for the purpose of determining whether the required level of shareholder approval for the resolution has been obtained.

EXECUTIVE COMPENSATION

         The 2003 compensation of senior executives was determined by the Compensation Committee and approved by the Board of Directors. Royal Group's policy is to provide a compensation package that will attract and retain qualified and experienced executives.

SUMMARY COMPENSATION

         The following table, presented in accordance with the form requirements under the Securities Act (Ontario), sets forth all compensation paid, for the years ended September 30, 2003, 2002 and 2001, in respect of the individuals who were at September 30, 2003 the five most highly compensated executive officers of Royal Group (which includes the Co-Chief Executive Officers) (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                         ANNUAL COMPENSATION                        COMPENSATION
                                          ----------------------------------------------------------------------------------------
                                                                                                    SECURITIES(2)
     NAME AND                                                                                           UNDER
PRINCIPAL POSITION AS       FISCAL                                                OTHER ANNUAL     OPTIONS GRANTED       ALL OTHER
AT SEPTEMBER 30, 2003        YEAR          SALARY             BONUS              COMPENSATION(1)      (NUMBER)         COMPENSATION
----------------------------------------------------------------------------------------------------------------------------------
Vic De Zen(3)                2003         $  900,000         $  780,250            $   20,536                 0         $        0
Co-Chief Executive           2002         $  500,000         $3,829,548            $   20,234           320,000         $        0
Officer                      2001         $  500,000         $2,225,000            $   17,423           320,000         $        0
----------------------------------------------------------------------------------------------------------------------------------
Douglas Dunsmuir(3)          2003         $  900,000         $  780,250            $   13,707                 0         $        0
Co-Chief Executive           2002         $  358,000         $2,221,820            $   13,647           200,000         $        0
Officer and President        2001         $  300,000         $1,340,000            $   13,085                 0         $        0
----------------------------------------------------------------------------------------------------------------------------------
Ron Goegan                   2003         $  500,000         $  728,150(4)         $   12,000            25,000         $        0
Senior Vice-President        2002         $  204,000         $  487,728            $   12,000            60,000         $        0
and Chief Financial          2001         $  126,000         $  117,000            $        0                 0         $        0
Officer
----------------------------------------------------------------------------------------------------------------------------------
Gwain Comish                 2003         $  425,000         $  166,050            $   12,000                 0         $        0
Senior Vice-President        2002         $  280,000         $  922,728            $   12,000                 0         $        0
                             2001         $  280,000         $  720,000            $   12,000            50,000         $        0
----------------------------------------------------------------------------------------------------------------------------------
Lu Galasso                   2003         $  300,000         $  216,050            $   12,000            25,000         $        0
Vice-President and           2002         $  204,000         $  487,728            $   12,000            60,000         $        0
Director of Taxation         2001         $  126,000         $  117,000            $        0                 0         $        0
----------------------------------------------------------------------------------------------------------------------------------

(1) Other Annual Compensation consists of a car allowance. In the case of Mr. De Zen and Mr. Dunsmuir, it also includes directors' fees from Amut S.p.A., an Italian subsidiary of Royal Group which has minority shareholders.

(2) The securities underlying the options granted are Subordinate Voting Shares of Royal Group.

(3) During fiscal 2003, the Board of Directors set up a Compensation Committee for the review of executive compensation, commencing with the retroactive review of the bonuses paid to Mr. De Zen and Mr. Dunsmuir for fiscal 2002. As a result of that review, the fiscal 2002 bonuses awarded to such individuals were reduced by $1,800,000 in respect of Mr. De Zen and $1,000,000 in respect of Mr. Dunsmuir. The reductions of the fiscal 2002 bonuses previously paid to such individuals have been set up as receivables in the books of the Corporation. Accordingly, the above table reflects the revision of their net bonuses awarded for fiscal 2002 after deducting the reductions (the pre-reduction bonuses were $5,629,548 for Mr. De Zen and $3,221,820 for Mr. Dunsmuir). The receivables relating to the bonus reduction are to be collected by the Corporation from Mr. De Zen and Mr. Dunsmuir by offset to subsequent incentive bonuses awarded and otherwise payable to them and as determined by the Compensation Committee. During fiscal 2003, the Compensation Committee reviewed and approved new salary and bonus amounts for all individuals in the above table. As directed by the Committee, each of Mr. De Zen and Mr. Dunsmuir offset $670,250 of their fiscal 2003 bonus award toward the reduction of their outstanding receivables. Accordingly, the remaining amounts receivable in respect of the fiscal 2002 bonuses at September 30, 2003 are $1,129,750 for Mr. De Zen and $329,750 for Mr. Dunsmuir.

(4) Mr. Goegan was paid a special bonus of $250,000 as recommended by the Special Committee of the independent Directors of Royal Group and approved by the Compensation Committee. The bonus award was in recognition of his assistance with the Special Committee's review of shareholder value maximization alternatives.

STOCK OPTION PLAN

         Prior to Royal Group's initial public offering in November, 1994, the Board of Directors adopted Royal Group's 1994 Stock Option Plan (the "Plan") to motivate Royal Group's management, officers and employees and to further align their interests with those of its public shareholders. Amendments to the Plan were approved by Royal Group's shareholders at the Shareholders Meeting held on February 12, 1998. Under the Plan: (i) 8,058,039 Subordinate Voting Shares were available for issuance as at September 30, 2003 (with the total number of Subordinate Voting Shares having been authorized for issuance being 15,850,000),
(ii) the aggregate number of Subordinate Voting Shares authorized for issuance to any one person within a one-year period is limited to 5% of the outstanding Subordinate Voting Shares, (iii) the number of Subordinate Voting Shares reserved for issuance or issued within one year to an insider shall not exceed 10% of the outstanding Subordinate Voting Shares, and (iv) each option must have a term not exceeding nine years. The exercise price of options granted under the Plan is the closing market price the day prior to the date the option is granted on the (i) Toronto Stock Exchange generally, or (ii) New York Stock Exchange in the case of U.S. resident optionholders. Generally, 50% of the options awarded pursuant to a specific grant become exercisable at any time after the third anniversary of the date of grant and the remaining 50% of such options become exercisable at any time after the sixth anniversary of the date of grant. The Board of Directors may provide financial assistance to an optionholder to enable such holder to exercise some or all of such holder's options. In 2003, no such assistance was provided. If the option holder has resigned or has been terminated for just cause, all unexercised options previously granted to such optionholder are cancelled unless the Board, in its discretion, otherwise determines. In any other circumstance, the optionholder retains the right to exercise all options granted to such holder in accordance with their terms.

         Beginning October 1, 2003, Royal Group's policy is to no longer grant stock options to "outside" Directors.

AMENDMENTS TO 1994 STOCK OPTION PLAN

         On January 23, 2004, the Board of Directors approved certain amendments (the "Amendments") to the Corporation's 1994 Stock Option Plan, including renaming it the "Long-Term Incentive Plan" (the "LTIP"). This new name is a reflection of the restructuring of the plan so that it may better incentivize certain participants to contribute to the long-term performance of the Corporation. The LTIP is part of an initiative recently undertaken by the Board of Directors to design an overall compensation and incentive regime for the Corporation's officers, directors and employees that is more consistent with the interests of shareholders, and the Corporation, generally, and covers the long-term time horizons. The LTIP, together with the Restricted Stock Unit Plan and the Senior Management Incentive Plan (discussed elsewhere in this Circular), are part of this regime.

         Although the Amendments are not subject to shareholder approval under the rules of the Toronto Stock Exchange, they are being disclosed in this Circular. The Amendments are effective as at January 1, 2004 (the "Effective Date"). A summary of the Amendments is provided below and is qualified in its entirety by the specific language of the LTIP, a copy of which is available to any shareholder upon request to the General Counsel and Corporate Secretary of the Corporation.

         Under the 1994 Stock Option Plan, options granted may vest and be exercisable immediately, subject to the terms of the plan. In order to better incentivize participants ("Optionees") under the LTIP, options that are granted thereunder may be subject to vesting requirements. The Compensation Committee (which administers the LTIP) may establish certain performance-based criteria. Before options granted under the LTIP which are subject to performance criteria may vest, the applicable performance criteria must be satisfied. The performance criteria may include performance objectives for the Corporation and its subsidiaries, affiliates and any business units thereof, and/or performance objectives for the Optionees. For example, the performance criteria could provide that the options subject to a particular grant will vest if the return on invested capital or the earnings per share of the Corporation increased by a specified amount. The performance objectives and the satisfaction thereof shall be measured as determined by the Committee. The performance criteria and any associated grants of options may provide that if the performance criteria are only partially satisfied, a portion of the options subject to the grant shall vest. Any options in respect of which the performance criteria is not satisfied, in whole or in part, shall be cancelled and be of no further force and effect (unless the Committee otherwise determines).

         Subject to the satisfaction of the applicable performance criteria (if any), options subject to a grant shall vest and become exercisable commencing on the date that is the third anniversary of the grant date of the options (the "Vesting Date") and ending on a date (the "Expiry Date") to be determined by the Committee which shall be no later than the date that is nine years from the date of grant. Options that are not subject to the satisfaction of performance criteria may, in the discretion of the Committee, vest on the Vesting Date or such other date determined by the Committee.

         Participants under the LTIP may be any management, officers, employees or certain consultants (as specified in the LTIP) of the Corporation, or any of its subsidiaries or affiliates. As of the Effective Date, however, no options may be granted under the LTIP to a participant who is a director of the Corporation or any of its subsidiaries or affiliates, in his or her capacity as a director (but, for greater certainty, options may granted under the LTIP otherwise to such participant in his or her capacity as an officer or employee of the Corporation or any of its subsidiaries or affiliates).

         The following additional amendments were made in order to incorporate the new vesting requirements into the current provisions of the LTIP: When an Optionee ceases to be an employee of the Corporation, a subsidiary or an affiliate, his or her options which have vested prior thereto shall be exercisable until the earlier of the Expiry Date and the date that is three months after the date the Optionee's employment ceased (or the date that is one year from the date the Optionee's employment ceased if employment ceased by reason of death or long-term disability). Options that have not yet vested, but in respect of which the performance criteria, if any, have been satisfied (in the case of options subject to a grant made on or after the Effective Date), will vest according to their respective terms and, once vested, shall be exercisable until the earlier of the Expiry Date and the date that is three months after the date they become exercisable or the Vesting Date (as the case may be), provided that the Committee shall have the discretion to determine a more favourable treatment of such options, including whether, when and to what extent the options shall vest and the period of time during which they shall be exercisable. Notwithstanding the foregoing, if an Optionee has resigned his or her employment or if the Optionee's employment has been terminated for cause by his or her employer, all unexercised options previously granted to the Optionee, whether vested or unvested, shall terminate as at the date of resignation or notice of termination of employment, as the case may be, and shall be void and of no further force and effect, unless the Committee, in its discretion, determines otherwise.

         Certain technical amendments have also been approved by the Board of Directors.

OPTIONS GRANTED

         The following table shows the options granted under the Plan to the Named Executive Officers of Royal Group for the financial year ended September 30, 2003.

         OPTION GRANTS DURING THE FINANCIAL YEAR ENDED SEPTEMBER 30, 2003

                                      % OF ALL                          MARKET VALUE
                                      OPTIONS                         OF SECURITIES(1)
                 SECURITIES(1)       GRANTED TO                          UNDERLYING
                     UNDER            EMPLOYEES                           OPTIONS
                    OPTIONS         IN FINANCIAL        EXERCISE           ON THE
                    GRANTED         YEAR (50,000         PRICE         DATE OF GRANT      DATE OF GRANT/
    NAME            (NUMBER)      OPTIONS GRANTED)    ($/SECURITY)      ($/SECURITY)      EXPIRATION DATE
-------------    -------------    ----------------    ------------    ----------------    ---------------
Vic De Zen            NIL               N/A               N/A                N/A                N/A

Douglas               NIL               N/A               N/A                N/A                N/A
Dunsmuir

Ron Goegan(2)       25,000              50%              $14.95             $14.95         Oct. 16, 2002
                                                                                           Oct. 15, 2011

Gwain                 NIL               N/A               N/A                N/A                N/A
Cornish

Lu Galasso(2)       25,000              50%              $14.95             $14.95         Oct. 16, 2002
                                                                                           Oct. 15, 2011

(1) The securities underlying these options granted are Subordinate Voting Shares of Royal Group.

(2) Option granted are exercisable as to one-half after the third anniversary of the date of grant and the remainder after the sixth anniversary of the date of grant.

OPTIONS EXERCISED

         The following table sets forth each exercise of options during the financial year ended September 30, 2003 and the value of the unexercised options to purchase Subordinate Voting Shares of Royal Group held by the Named Executive Officers.


                                                        UNEXERCISED OPTIONS AT           VALUE OF UNEXERCISED
                    SECURITIES(1)     AGGREGATE           SEPTEMBER 30, 2003             IN-THE-MONEY OPTIONS
                      ACQUIRED          VALUE                  (NUMBER)                AT SEPTEMBER 30, 2003(2)
      NAME           ON EXERCISE      REALIZED      EXERCISABLE      UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------    -------------    -----------    -------------    -------------    -----------    -------------
Vic De Zen               NIL             NIL            1,360,000              NIL    $         0              N/A

Douglas Dunsmuir         NIL             NIL               64,354          300,000    $    61,298    $           0

Ron Goegan               NIL             NIL               45,833           95,000    $    58,115    $           0

Gwain Cornish            NIL             NIL               71,777           95,000    $   128,519    $           0

Lu Galasso               NIL             NIL               45,833           95,000    $    58,115    $           0

(1) The securities underlying these options granted are Subordinate Voting Shares of Royal Group.

(2) The closing price of Royal Group's Subordinate Voting Shares on the Toronto Stock Exchange on September 30, 2003 was $12.10.

COMPOSITION OF THE COMPENSATION COMMITTEE

         In 2003 compensation for senior executives and Directors was determined by the Compensation Committee and approved by the Board as a whole.

REPORT ON EXECUTIVE COMPENSATION

         It is the policy of the Corporation to compensate its senior executives, including its Chief Executive Officer, using three forms of remuneration: a base salary, bonus awards (which includes an EBITDA based bonus) and stock options, all of which are approved annually by the Board. The base salaries are approved by the Board and are set to reflect the responsibilities of the senior executive office held and also by reference to market conditions. The variables in compensation that are linked to Royal Group's corporate performance are the bonuses and stock option grants, both of which are approved by the Board. Current option allotments are taken into account when determining whether and how many new options grants are made. Stock option grants are the only form of long-term compensation granted to Royal Group's senior executives.

         The Compensation Committee assists the Board in meeting its responsibilities to the Corporation, its shareholders and employees in the area of senior executive compensation. As part of its mandate, the Compensation Committee makes specific recommendations to the Board regarding the compensation of the senior executives of the Corporation (which includes the Named Executive Officers) and specifically regarding their base salaries and bonus awards.

         The Corporation's compensation program is designed to provide for the attraction, retention and motivation of individuals required for the long-term success of the Corporation. The overall compensation design is based on providing a compensation package that is competitive in the marketplace in which the Corporation competes for resources.

         The Board of Directors has continued Royal Group's EBITDA-based (earnings before interest, taxes, depreciation and amortization) bonus plan for fiscal 2003, such plan having been in place since 1994. The bonus plan does not include financing and capital expenditure decisions. Under this plan, 2% of the EBITDA of each of Royal Group's operating units are distributed semi-annually to each such unit's senior employees and key operating personnel. Should EBITDA for any specific operating unit be $0 or less, then no EBITDA bonus is awarded to such unit. Additionally, under this plan, 2% of the consolidated EBITDA of Royal Group (being the sum of the EBITDA of each operating unit, positive or negative, plus the further effect of the elimination of all intercompany transactions) is distributed semi-annually to executive management of Royal Group. The bonus pools in each case are calculated on an annual basis independent of prior years' performances. The allocation of the bonus pool relating to executive management for fiscal 2003 was determined by the Compensation Committee based on their evaluation of each executive's contribution to Royal Group during fiscal 2003. The Compensation Committee will be reviewing the EBITDA-based bonus plan for fiscal 2004 with the intent to include other performance measures such as return on invested capital.

         The Compensation Committee has also recommended the implementation of the Senior Management Incentive Plan (see "Business of the Meeting - Approval of Senior Management Incentive Plan"). If approved by shareholders, this plan will be used by the Compensation Committee to directly tie a portion of Royal Group management's compensation to performance-based criteria.

         The allocation of all options is subject to the approval of the Board of Directors. The particulars of Royal Group's 1994 Stock Option Plan are discussed in more detail above, however the Board would like to reiterate that it adopted the Plan to motivate Royal Group's management, officers and employees and to further align their interests with those of its public shareholders. The amount and the term of outstanding options is taken into account when determining new option grants to Named Executives. Option allocations are determined by the Board for the Chief Executive Officer and by the Chief Executive Officer for all other employees. Options are allocated based on an assessment of an individual's potential contribution to the success of the Corporation and future option allocations may have vesting subject to the satisfaction of performance-based criteria.

         Royal Group does not have any employment contracts or compensatory plans or arrangements for its senior executives in connection with resignations, retirements, terminations of employment or a change in control of Royal Group other than the retirement arrangements with Vic De Zen as described below.

         Mr. De Zen resigned as the Co-Chief Executive Officer of the Corporation in December 2003. As of the date of this Management Proxy Circular, the terms of his retirement agreement are not yet concluded.

COMPENSATION OF DIRECTORS

         Each "outside" Director now receives an annual fee of $30,000 and a fee of $1,300 for each meeting of the Board and for each Committee meeting that they attend. The Chair of the Audit Committee is also paid $6,000 and the Chairs of the Nomination and Corporate Governance Committee and the Compensation Committee are each paid $4,000. Other non-management Committee members are paid $3,000 for the Audit Committee and $2,000 for each of the other Committees. During fiscal 2003 - the "outside" directors formed a special committee and received compensation in respect of this Committee's activities. For the financial year ended September 30, 2003, Royal Group paid the "outside" Directors an aggregate amount of $322,000 in annual and attendance fees.

         All directors are reimbursed for travel and other reasonable expenses incurred in attending Board or Committee Meetings. Each "outside" Director holds the following number of options for subordinate voting shares of Royal Group - Ralph Brehn 10,000, Irvine Hollis 6,000, Ronald Slaght 10,000. These options were granted in 1995 as compensation for these Directors' services. "Outside" Directors are no longer granted stock options. "Inside" Directors are not granted options or paid any fees for their services as Directors.

         The foregoing Report on Executive Compensation has been made by all of the members of the current Compensation Committee:

         Ronald Slaght (Chair), Irvine Hollis and James Sardo.

PERFORMANCE GRAPH

         The following graph compares the total cumulative shareholder return for Cdn. $100 invested in Royal Group's Subordinate Voting Shares (Royal Group has never paid any dividends) with the cumulative total return of each of the S&P/TSX Composite Index (see www.tse.com) and the TSX Construction Materials Index since September 30, 1998.

                     ROYAL GROUP TECHNOLOGIES LIMITED (RYG)

                             Share Performance Graph
                  Cumulative Total Return on Investment of $100
                  September 30, 1998 through September 30, 2003
                Dollar values provided for each fiscal year end.

                           (SHARE PERFORMANCE GRAPH)

                                   Sept. 30 '98   Sept. 30 '99   Sept. 30 '00   Sept. 30 '01   Sept. 30 '02   Sept. 30 '03
                                   ------------   ------------   ------------   ------------   ------------   ------------
Royal                                  $100           $122          $116            $ 93           $ 53           $ 47
S&P/TSX Composite Index                $100           $124          $185            $122           $110           $132
TSX Construction Materials Index       $100           $131          $111            $135           $154           $147

                Dollar values provided for each fiscal year end.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

         As at the date hereof, no officer or Director or any of their associates is indebted to Royal Group or its subsidiaries. Royal Group has a policy of not providing loans to any of its Directors, its Chief Executive Officer, Chief Financial Officer or any of its Senior Vice Presidents.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

         The Corporation's Board of Directors and management support the Guidelines for Corporate Governance (the "Guidelines") adopted by the Toronto Stock Exchange ("TSX") in 1995. Royal Group's current corporate governance practices are in accordance with 10 of the 14 Guidelines and Royal Group intends to increase the number of its practices that are fully in accordance with the Guidelines by the end of 2004. Applicable provisions of the Sarbanes-Oxley Act of 2002 and rules adopted and proposed by the United States Securities and Exchange Commission ("SEC") pursuant to the requirements of that Act also influence the Corporation's approach to corporate governance.

         A detailed comparison of Royal Group's corporate governance practices compared with the Guidelines may be found in the Corporate Governance Report attached as Appendix E.

         The New York Stock Exchange's final corporate governance rules (the "NYSE Rules") were approved by the SEC in November 2003. As a foreign private issuer, Royal Group will not be required to comply with all of the NYSE Rules but will be required to disclose any significant ways in which its corporate governance practices differ from the NYSE Rules. The Board will consider and develop a response to the NYSE Rules in due course.

         Directors are informed of the business of the Corporation through, among other things, regular reports from the Chief Executive Officer, and materials provided to them for their information and review for participation in meetings of the Board of Directors and its Committees. Certain of the Board meetings in fiscal 2003 were held by telephone to enable the Board to receive brief updates on recent developments in the business and to approve more pressing matters between regularly scheduled meetings.

         A summary of the meetings during fiscal 2003 of the Board and its three standing Committees is set out below. A Special Committee of the Board pursuing shareholder value maximization alternatives held 32 meetings in fiscal 2003.

SUMMARY OF BOARD AND COMMITTEE MEETINGS HELD

Board of Directors - 5 Meetings.

Audit Committee - 5 Meetings. All meetings fully attended.

Compensation Committee - 4 Meetings. All meetings fully attended.

Nomination and Corporate Governance Committee - 2 Meetings. All meetings fully attended.

SUMMARY OF ATTENDANCE OF DIRECTORS

                      BOARD MEETINGS       COMMITTEE
     DIRECTOR            ATTENDED       MEETINGS ATTENDED
------------------    --------------    -----------------
Vic De Zen                5 of 5               N/A
Douglas Dunsmuir          5 of 5             4 of 4
Ron Goegan                5 of 5             7 of 7
Gwain Cornish             4 of 5               N/A
Mario Cadorette(1)        1 of 2               N/A
Gregory Sorbara           5 of 5             9 of 9
Ronald Slaght             5 of 5             9 of 9
Ralph Brehn               5 of 5             7 of 7
Irvine Hollis             4 of 5             2 of 2

(1)  Mario Cadorette ceased to be a director on February 20, 2003

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

         Royal Group on its own behalf, and on behalf of its subsidiaries, maintains directors'and officers' liability insurance which, subject to the provisions contained in the policy, protects the Directors and officers, as such, against all claims during the term of their office provided they acted honestly and in good faith with a view to the best interests of the applicable corporation. Such insurance provides for an aggregate $40,000,000 annual protection against liability for and reimbursement of amounts paid. The policy carries a $1,000,000 deductible for each indemnifiable securities claim and $100,000 for any other indemnifiable claim, made against Royal Group under this indemnification liability coverage. There is no deductible for claims made against directors and officers. The premium paid by Royal Group in connection with this insurance for the financial year ended September 30, 2003 was $427,541.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

         No Director, senior officer, principal shareholder or other insider of Royal Group, nor any associate or affiliate thereof, has or has had any material interest, direct or indirect, in any transaction or in any proposed transaction which has materially affected or would materially affect Royal Group, its affiliates or any of their collective subsidiaries.

RECEIPT OF SHAREHOLDER PROPOSAL FOR NEXT ANNUAL MEETING

         Shareholders entitled to vote at the next annual meeting of shareholders in 2005 and who wish to submit a proposal in respect of any matters to be raised at such meeting must ensure that the Corporate Secretary of Royal Group receives the proposal no later than October 24, 2004 and any such proposal must comply with the requirements of the Canada Business Corporations Act.

DIRECTORS' APPROVAL

         The contents and the sending of this Management Proxy Circular to each shareholder entitled to receive notice of the Meeting, to each Director and to the Auditors of the Corporation have been approved by the Board of Directors of Royal Group.

/s/ Scott Bates

Scott Bates
General Counsel and Corporate Secretary
Vaughan, Ontario
January 23, 2004

                                   APPENDIX A

ROYAL GROUP TECHNOLOGIES LIMITED
(THE "CORPORATION")

GENERAL BY-LAW
A by-law relating generally to the transaction of the business and affairs of the Corporation.

                                TABLE OF CONTENTS

ARTICLE 1
INTERPRETATION
Section 1.1        Definitions .........................................................     3
Section 1.2        Execution in Counterparts ...........................................     4

ARTICLE 2
BUSINESS OF THE CORPORATION
Section 2.1        Registered Office ...................................................     4
Section 2.2        Corporate Seal ......................................................     4
Section 2.3        Financial Year ......................................................     4
Section 2.4        Execution of Instruments ............................................     4
Section 2.5        Banking Arrangements ................................................     5
Section 2.6        Voting Rights in Other Bodies Corporate .............................     5

ARTICLE 3
BORROWING AND SECURITIES
Section 3.1        Borrowing Power .....................................................     5
Section 3.2        Delegation ..........................................................     5

ARTICLE 4
DIRECTORS
Section 4.1        Number of Directors and Quorum ......................................     5
Section 4.2        Election and Term ...................................................     6
Section 4.3        Removal of Directors ................................................     6
Section 4.4        Vacation of Office ..................................................     6
Section 4.5        Vacancies ...........................................................     6
Section 4.6        Additional Directors ................................................     6
Section 4.7        Meeting by Telephonic, Electronic or Other Communication Facility....     6
Section 4.8        Calling of Meetings .................................................     6
Section 4.9        Notice of Meeting ...................................................     6
Section 4.10       First Meeting of New Board ..........................................     6
Section 4.11       Adjourned Meeting ...................................................     7
Section 4.12       Regular Meetings ....................................................     7
Section 4.13       Chairperson .........................................................     7
Section 4.14       Presiding Officers ..................................................     7
Section 4.15       Action by the Board .................................................     7
Section 4.16       Conflict of Interest. ...............................................     7
Section 4.17       Votes to Govern .....................................................     7
Section 4.18       Remuneration and Expenses ...........................................     7

ARTICLE 5
COMMITTEES
Section 5.1        Committees of the Board .............................................     8
Section 5.2        Transaction of Business .............................................     8
Section 5.3        Audit Committee .....................................................     8
Section 5.4        Advisory Bodies .....................................................     8
Section 5.5        Procedure ...........................................................     8

ARTICLE 6
OFFICERS
Section 6.1        Appointment .........................................................     8
Section 6.2        President and Chief Executive Officer ...............................     8
Section 6.3        Vice-President ......................................................     8
Section 6.4        Secretary ...........................................................     8
Section 6.5        Treasurer and Chief Financial Officer ...............................     9
Section 6.6        Powers and Duties of Other Officers .................................     9
Section 6.7        Variation of Powers and Duties ......................................     9
Section 6.8        Term of Office ......................................................     9
Section 6.9        Conflict of Interest ................................................     9
Section 6.10       Agents and Attorneys ................................................     9

ARTICLE 7
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS
Section 7.1        Limitation of Liability .............................................     9
Section 7.2        Indemnity ...........................................................    10
Section 7.3        Insurance ...........................................................    10

ARTICLE 8
SHARES
Section 8.1        Allotment ...........................................................    10
Section 8.2        Transfer Agents and Registrars ......................................    10
Section 8.3        Non-Recognition of Trusts ...........................................    10
Section 8.4        Share Certificates ..................................................    11
Section 8.5        Replacement of Share Certificates ...................................    11
Section 8.6        Joint Holders .......................................................    11
Section 8.7        Deceased Shareholders ...............................................    11

ARTICLE 9
DIVIDENDS AND RIGHTS
Section 9.1        Dividends ...........................................................    11
Section 9.2        Dividend Payments ...................................................    11
Section 9.3        Non-Receipt of Payment ..............................................    11
Section 9.4        Record Date for Dividends and Rights ................................    12
Section 9.5        Unclaimed Dividends .................................................    12

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
ARTICLE 10
MEETINGS OF SHAREHOLDERS
Section 10.1       Annual Meetings .....................................................    12
Section 10.2       Special Meetings ....................................................    12
Section 10.3       Notice of Meetings ..................................................    12
Section 10.4       Chairperson, Secretary and Scrutineers ..............................    12
Section 10.5       Persons Entitled to Be Present ......................................    12
Section 10.6       Quorum ..............................................................    12
Section 10.7       Right to Vote .......................................................    13
Section 10.8       Proxyholders and Representatives ....................................    13
Section 10.9       Time for Deposit of Proxies .........................................    13
Section 10.10      Votes to Govern .....................................................    13
Section 10.11      Show of Hands .......................................................    13
Section 10.12      Ballots .............................................................    13
Section 10.13      Meetings by Telephonic, Electronic or Other Communication Facility...    14

ARTICLE 11
DIVISIONS AND DEPARTMENTS
Section 11.1       Creation and Consolidation of Divisions .............................    14

ARTICLE 12
NOTICES
Section 12.1       Method of Giving Notices ............................................    14
Section 12.2       Notice to Joint Holders .............................................    14
Section 12.3       Computation of Time .................................................    14
Section 12.4       Undelivered Notices .................................................    14
Section 12.5       Omissions and Errors ................................................    14
Section 12.6       Persons Entitled by Death or Operation of Law .......................    15
Section 12.7       Waiver of Notice ....................................................    15

ARTICLE 13
EFFECTIVE DATE
Section 13.1       Effective Date ......................................................    15
Section 13.2       Repeal ..............................................................    15

BE IT ENACTED as a by-law of the Corporation as follows:

ARTICLE 1
INTERPRETATION

SECTION 1.1 - DEFINITIONS.

(1)  In the by-laws of the Corporation, unless the context otherwise requires:

     "ACT" means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended.
     "APPOINT" includes "ELECT" and vice versa.
     "ARTICLES" means the articles of the Corporation as from time to time amended or restated.
     "BOARD" means the Board of Directors of the Corporation.
     "BY-LAWS" means this by-law and all other by-laws of the Corporation hereafter from time to time in force and effect.
     "CEO" means the Chief Executive Officer of the Corporation.

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     "CFO" means the Chief Financial Officer of the Corporation.
     "CHEQUE" includes a draft.
     "CORPORATION" means the corporation named Royal Group Technologies Limited. "MEETING OF SHAREHOLDERS" includes an annual meeting of shareholders and a special meeting of shareholders.
     "NON-BUSINESS DAY" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada) as from time to time amended.
     "RECORDED ADDRESS" means in the case of a shareholder, the person's address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a Director (subject to the provisions of Section 12.1), officer, auditor or member of a committee of the Board, their latest address as recorded in the records of the Corporation.
     "SIGNING OFFICER" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by or pursuant to
     Section 2.4 or by a resolution passed pursuant thereto.
     "SPECIAL MEETING OF SHAREHOLDERS" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders.

(2) Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein. Words importing the singular number include the plural and vice versa; and words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, partnership, association, body corporate, unincorporated organization and personal representative.

SECTION 1.2 - EXECUTION IN COUNTERPARTS.

Any articles, notice, resolution, requisition, statement or other document required or permitted to be executed by more than one person for the purposes of the Act may be executed in several documents of like form each of which is executed by one or more of such persons, and such persons, and such documents, when duly executed by all persons required or permitted, as the case may be, to do so, shall be deemed to constitute one document for the purpose of the Act.

ARTICLE 2
BUSINESS OF THE CORPORATION

SECTION 2.1 - REGISTERED OFFICE.

The registered office of the Corporation shall be in the province within Canada from time to time specified in the articles at the place therein as the Board may from time to time determine.

SECTION 2.2 - CORPORATE SEAL.

Until changed by the Board, the corporate seal of the Corporation shall be in the form impressed hereon.

SECTION 2.3 - FINANCIAL YEAR.

Until changed by the Board, the financial year of the Corporation shall end on the last day of December in each year. Notwithstanding the foregoing, the Corporation's first financial year following the enactment of this by-law shall end on December 31, 2004.

SECTION 2.4 - EXECUTION OF INSTRUMENTS.

Any "instrument in writing" may be signed on behalf of the Corporation by the President and CEO on his own or by any two people one of whom holds the office of Treasurer and CFO, vice-president or Director together with any person who holds any of the foregoing offices, the Secretary or any persons who hold any other office created by by-law or by resolution of the Board. In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same. The term "instrument in writing" as used herein shall, without limiting the generality thereof, include contracts, documents, powers of attorney, deeds, mortgages, hypothecs, obligations, charges, certificates, tenders, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers, assignments of shares, stocks, bonds, debentures or other securities and any other instruments or paper writing.

                                                                               4

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SECTION 2.5 - BANKING ARRANGEMENTS.

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations or persons as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe or authorize.

SECTION 2.6 - VOTING RIGHTS IN OTHER BODIES CORPORATE.

The person or persons authorized under Section 2.4 may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the said person or persons executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

ARTICLE 3
BORROWING AND SECURITIES

SECTION 3.1 - BORROWING POWER.

(1) Without limiting the borrowing powers of the Corporation as set forth in the Act, the Board may from time to time on behalf of the Corporation, without authorization of the shareholders:

     (a)  Borrow money upon the credit of the Corporation;

     (b) Issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

     (c) Give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

     (d) Charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

(2) Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

SECTION 3.2 - DELEGATION.

Subject to the Act, the articles and the by-laws, the Board may from time to time delegate to a Director, a committee of Directors or an officer of the Corporation or such other person or persons so designated by the Board all or any of the powers conferred on the Board by section 3.1 or by the Act to such extent and in such manner as the Board shall determine at the time of each such delegation.

ARTICLE 4 DIRECTORS

SECTION 4.1 - NUMBER OF DIRECTORS AND QUORUM.

Until changed in accordance with the Act, the Board shall consist of such number of Directors not fewer than the minimum number and not more than the maximum number of Directors provided for in the articles as the Board may from time to time determine. Subject to the provisions of the Act, the quorum for the transaction of business at any meeting of the Board shall consist of a majority of the number of Directors fixed from time to time or such greater or lesser number of Directors as the Board may from time to time determine. At least twenty-five percent of the Directors shall be resident Canadians. The Board shall not transact business at a meeting, other than filling a vacancy in the Board, unless at least twenty-five percent of the Directors present are resident Canadians, except where:

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

     (a) a resident Canadian Director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

     (b) at least twenty-five percent of the Directors present would have been resident Canadians had that Director been present at the meeting.

SECTION 4.2 - ELECTION AND TERM.

The election of Directors shall take place at each annual meeting of shareholders and all the Directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of Directors to be elected at any such meeting shall be the number of Directors then in office unless the Directors otherwise determine. The election shall be by ordinary resolution. If an election of Directors is not held at the proper time, the incumbent Directors shall continue in office until their successors are elected. No person shall be qualified for election as a Director if they are 70 years of age or more at the date of such election, except that any Director being 70 or more years of age and already serving on the Board as of the date these by-laws are first made shall not be subject to the foregoing rule.

SECTION 4.3 - REMOVAL OF DIRECTORS.

Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at a special meeting of shareholders called for such purpose remove any Director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the Board.

SECTION 4.4 - VACATION OF OFFICE.

A Director ceases to hold office if the Director dies while holding office, is removed from office by the shareholders, ceases to be qualified for election as a Director or resigns by sending a written resignation to the Corporation. A written resignation of a Director becomes effective at the time it is sent to the Corporation, or at the time specified in the resignation, whichever is later.

SECTION 4.5 - VACANCIES.

Subject to the Act, a quorum of Directors may fill a vacancy among the Directors. A Director appointed or elected to fill a vacancy holds office for the unexpired term of the Director's predecessor.

SECTION 4.6 - ADDITIONAL DIRECTORS.

If the articles so provide, the Directors may appoint one or more additional Directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, and the total number of Directors so appointed may not exceed one-third of the number of Directors elected at the previous annual meeting of shareholders.

SECTION 4.7 - MEETING BY TELEPHONIC, ELECTRONIC OR OTHER COMMUNICATION FACILITY.

If all the Directors of the Corporation consent, a Director may participate in a meeting of the Board or of a committee of the Board by such telephonic, electronic or other communication facility as permits all persons participating in the meeting to communicate with each other, and a Director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and of committees of the Board.

SECTION 4.8 - CALLING OF MEETINGS.

Meetings of the Board shall be held from time to time at such time and at such place as the Board, the chairperson of the Board, the President and CEO or any two Directors may determine.

SECTION 4.9 - NOTICE OF MEETING.

Notice of the time and place of each meeting of the Board shall be given in the manner provided in Article 12 to each Director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of Directors need not specify the purpose of or the business to be transacted at the meeting, except where the Act requires such purpose or business to be specified.

SECTION 4.10 - FIRST MEETING OF NEW BOARD.

Provided a quorum of Directors is present, each newly elected Board may hold its first meeting, without notice, immediately following the meeting of shareholders at which such Board is elected.

                                                                               6

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SECTION 4.11 - ADJOURNED MEETING.

Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

SECTION 4.12 - REGULAR MEETINGS.

The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each Director forthwith, after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

SECTION 4.13 - CHAIRPERSON.

The Board, shall, from time to time, elect from among its members a chairperson of the Board who shall, if present, preside as chairperson at all meetings of the Board and of shareholders.

SECTION 4.14 - PRESIDING OFFICERS.

The chairperson of any meeting of the Board shall be the chairperson of the Board. If the chairperson of the Board is not present, the Directors present shall choose one of their number to be chairperson. If the Secretary of the Corporation is absent, the chairperson shall appoint some person, who need not be a Director, to act as secretary of the meeting.

SECTION 4.15 - ACTION BY THE BOARD.

The Board shall manage, or supervise the management of, the business and affairs of the Corporation. Subject to sections 4.1 and 4.7, the powers of the Board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the Board. Where there is a vacancy in the Board, the remaining directors may exercise all the powers of the Board so long as a quorum remains in office.

SECTION 4.16 - CONFLICT OF INTEREST.

A Director or officer who is a party to, or who is a Director or officer of, or has a material interest in any person who is a party to, a material contract or material transaction, whether entered into or proposed, with the Corporation shall disclose the nature and extent of his or her interest at the time and in the manner provided by the Act.

SECTION 4.17 - VOTES TO GOVERN.

At all meetings of the Board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairperson of the meeting shall not be entitled to a second or casting vote.

SECTION 4.18 - REMUNERATION AND EXPENSES.

The Directors shall be paid such remuneration for their services as the Board may from time to time determine. The Directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor.

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ARTICLE 5
COMMITTEES

SECTION 5.1 - COMMITTEES OF THE BOARD.

The Board may appoint one or more committees of the Board and delegate to any such committee any of the powers of the Board except those which pertain to items which, under the Act, a committee of the Board has no authority to exercise.

SECTION 5.2 - TRANSACTION OF BUSINESS.

Subject to the provisions of Section 5.1 above, powers of a committee of the Board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of any such committee may be held at any place in or outside of Canada. In the case of a tie vote, the chairperson of a committee shall not be entitled to a second or casting vote.

SECTION 5.3 - AUDIT COMMITTEE.

The Board shall elect annually from among its number an audit committee to be composed of not fewer than three Directors none of whom shall be officers or employees of the Corporation or its affiliates. The audit committee shall have the powers and duties provided in the Act.

SECTION 5.4 - ADVISORY BODIES.

The Board may from time to time appoint such advisory bodies as it may deem advisable.

SECTION 5.5 - PROCEDURE.

Unless otherwise determined by the Board, each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chairperson and to regulate its procedure.

ARTICLE 6
OFFICERS

SECTION 6.1 - APPOINTMENT.

The Board may from time to time appoint a President and CEO, one or more divisional presidents, one or more vice-presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and CFO and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. The Board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. An officer may be a Director and one person may hold more than one office.

SECTION 6.2 - PRESIDENT AND CHIEF EXECUTIVE OFFICER.

If appointed, the president shall be the Chief Executive Officer and, subject to the authority of the Board, shall have general supervision of the business of the Corporation; and the President and CEO shall have such other powers and duties as the Board may specify. The Corporation may also have divisional presidents, who shall have such powers and duties as the Board or the President and CEO may specify.

SECTION 6.3 - VICE-PRESIDENT.

A vice-president shall have such powers and duties as the Board or the President and CEO may specify.

SECTION 6.4 - SECRETARY.

Except when some other Director or officer has been appointed for that purpose, the Secretary shall enter or cause to be entered minutes of all proceedings of all meetings of the Board, shareholders and committees of the Board in records kept for that purpose; the Secretary shall give or cause to be given, as and when instructed, all notices to shareholders, Directors, officers, auditors and members of committees of the Board; the Secretary shall be the custodian of the stamp or mechanical device used for affixing the seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and the Secretary shall have such other powers and duties as the Board or the President and CEO may specify.

                                                                               8

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SECTION 6.5 - TREASURER AND CHIEF FINANCIAL OFFICER.

If appointed, the Treasurer shall be the Chief Financial Officer of the Corporation and the Treasurer and CFO shall keep or cause to be kept proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; the Treasurer and CFO shall render or cause to be rendered to the Board whenever required an account of all transactions and of the financial position of the Corporation; and the Treasurer and CFO shall have such other powers and duties as the Board or the President and CEO may specify.

SECTION 6.6 - POWERS AND DUTIES OF OTHER OFFICERS.

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board or the President and CEO may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the President and CEO otherwise directs.

SECTION 6.7 - VARIATION OF POWERS AND DUTIES.

The Board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

SECTION 6.8 - TERM OF OFFICE.

The Board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract or in law. Otherwise each officer appointed by the Board shall hold office until the officer's successor is appointed, or until the officer's earlier resignation.

SECTION 6.9 - CONFLICT OF INTEREST.

An officer shall disclose his or her interest in any material contract or material transaction, whether entered into or proposed, with the Corporation in accordance with section 4.16.

SECTION 6.10 - AGENTS AND ATTORNEYS.

Subject to the provisions of the Act, the Corporation, by or under the authority of the Board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management, administration or otherwise (including the power to sub-delegate) as may be thought fit.

ARTICLE 7
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 7.1 - LIMITATION OF LIABILITY.

Every Director and officer of the Corporation in exercising their powers and discharging their duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no Director or officer shall be liable for the acts, receipts, neglects or defaults of any other Director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgement or oversight on their part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of their office or in relation thereto; provided that nothing herein shall relieve any Director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

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SECTION 7.2 - INDEMNITY.

(1) Subject to the limitations contained in the Act, the Corporation shall indemnify a Director or officer, a former director or officer, or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, and their heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding to which the individual is made a party by reason of being or having been a Director or officer of the Corporation or at the Corporation's request as director or officer, or an individual acting in similar capacity, of such other entity, if:

     (a) they acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which they acted as director or officer, or in a similar capacity, at the Corporation's request; and

     (b) in the case of a criminal, administrative or other proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

The Corporation shall advance moneys to a Director, officer or other individual for the costs, charges and expenses of a proceeding referred to in this subsection (1). The individual shall repay the moneys to the Corporation if the individual does not fulfill the relevant conditions specified in the Act.

(2) The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

SECTION 7.3 - INSURANCE.

Subject to the limitations contained in the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 7.2 against any liability incurred by him or her in his or her capacity as a Director or officer of the Corporation or of another body corporate where he or she acts or acted in that capacity at the Corporation's request and in such amounts as the Board may from time to time determine and as are permitted by the Act.

ARTICLE 8
SHARES

SECTION 8.1 - ALLOTMENT.

Subject to the Act and the articles, the Board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

SECTION 8.2 - TRANSFER AGENTS AND REGISTRARS.

The Board may from time to time appoint one or more agents to maintain, in respect of each class of securities of the Corporation issued in registered form, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to their functions; one person may be designated both registrar and transfer agent. The Board may at any time terminate such appointment.

SECTION 8.3 - NON-RECOGNITION OF TRUSTS.

Subject to the provisions of the Act, the Corporation may treat the person in whose name a share is registered in the securities register as the absolute owner having full capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge, notice or description in the Corporation's records or on the share certificate.

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SECTION 8.4 - SHARE CERTIFICATES.

Every holder of one or more shares of the Corporation shall be entitled, at their option, to a share certificate, or to a non-transferable written certificate of acknowledgement of the right to obtain a share certificate, stating the number and class or series of shares held by them as shown on the securities register. Such certificates and certificates of acknowledgment of a shareholder's right to a share certificate respectively, shall be in such form as the Board may from time to time approve. Any share certificate shall be signed in accordance with the Act and need not be under the corporate seal.

SECTION 8.5 - REPLACEMENT OF SHARE CERTIFICATES.

The Board or any officer or agent designated by the Board may in their discretion direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such reasonable fee, not to exceed the amount, if any, prescribed by the Act, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

SECTION 8.6 - JOINT HOLDERS.

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Anyone of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

SECTION 8.7 - DECEASED SHAREHOLDERS.

In the event of the death of a holder or of one of the joint holders of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

ARTICLE 9
DIVIDENDS AND RIGHTS

SECTION 9.1 - DIVIDENDS.

Subject to the provisions of the Act, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

SECTION 9.2 - DIVIDEND PAYMENTS.

A dividend payable in money shall be paid by cheque, or such other manner prescribed by the Board, drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and sent to such registered holder at their recorded address, unless such holder otherwise directs. In the case of joint holders, the cheque or other manner of payment shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and sent to them at their recorded address. The sending of such payment as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

SECTION 9.3 - NON-RECEIPT OF PAYMENT.

In the event of non-receipt of any dividend payment by the person to whom it is sent as aforesaid, the Corporation shall issue re-payment of the dividend to such person for a like amount on such terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

SECTION 9.4 - RECORD DATE FOR DIVIDENDS AND RIGHTS.

The Board may fix in advance a date, preceding by not more than 60 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than seven days before such record date in the manner provided for by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the Board.

SECTION 9.5 - UNCLAIMED DIVIDENDS.

Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

ARTICLE 10
MEETINGS OF SHAREHOLDERS

SECTION 10.1 - ANNUAL MEETINGS.

Subject to the Act, the annual meeting of shareholders shall be held at such time in each year and at such place as the Board may from time to time determine for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing Directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

SECTION 10.2 - SPECIAL MEETINGS.

The Board shall have power to call a special meeting of shareholders at any time.

SECTION 10.3 - NOTICE OF MEETINGS.

A notice of meeting of shareholders or, to the extent required under the Act, notice of any adjournment of postponement thereof, shall be given as specified by the Act and other applicable law, and may be given in the manner provided in
Article 12.

SECTION 10.4 - CHAIRPERSON, SECRETARY AND SCRUTINEERS.

The chairperson of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: the chairperson of the Board, the President and CEO or another officer of the Corporation who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairperson. If the secretary of the Corporation is absent, the chairperson shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairperson with the consent of the meeting.

SECTION 10.5 - PERSONS ENTITLED TO BE PRESENT.

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the Directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

SECTION 10.6 - QUORUM.

Subject to the Act, a quorum for the transaction of business at any meeting of shareholders shall be a person or persons present and holding or representing by proxy not less than twenty-five percent (25%) of the total number of issued shares of the Corporation having voting rights at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

SECTION 10.7 - RIGHT TO VOTE.

Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Corporation has prepared a list of shareholders entitled to notice every person who is named in such list shall be entitled to vote the shares shown thereon opposite their name at the meeting to which such list relates. At any meeting of shareholders for which the Corporation has not prepared a list of shareholders entitled to notice every person shall be entitled to vote at the meeting who at the time of the commencement of the meeting is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

SECTION 10.8 - PROXYHOLDERS AND REPRESENTATIVES.

(1) Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act as their representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be executed by the shareholder or by the shareholder's attorney authorized in writing and shall conform with the requirements of the Act.

(2) Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder's behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairperson of the meeting. Any such representative need not be a shareholder.

SECTION 10.9 - TIME FOR DEPOSIT OF PROXIES.

The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or if, no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chairperson of the meeting or any adjournment thereof prior to the time of voting. To the extent permitted by the Act, the lodging and tabulation of proxies may be performed by telephone or other electronic forms of communication.

SECTION 10.10 - VOTES TO GOVERN.

At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairperson of the meeting shall not be entitled to a second or casting vote.

SECTION 10.11 - SHOW OF HANDS.

Subject to the provisions of the Act, any question at a meeting of shareholders may be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairperson of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

SECTION 10.12 - BALLOTS.

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairperson or any person who is present and entitled to vote, whether as shareholder or proxyholder, on such question at the meeting may require or demand a ballot.
A ballot so required or demanded shall be taken in such manner as the chairperson shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which they are entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

SECTION 10.13 - MEETINGS BY TELEPHONIC, ELECTRONIC OR OTHER COMMUNICATION FACILITY.

Meetings of shareholders may be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other. Any person entitled to attend a meeting of shareholders may participate in such meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other if the Corporation makes available such a communication facility and any person participating in a meeting by such means is deemed to be present at the meeting. Any vote at such a meeting may be held entirely by means of a telephonic, electronic or other communication facility.

ARTICLE 11
DIVISIONS AND DEPARTMENTS

SECTION 11.1 - CREATION AND CONSOLIDATION OF DIVISIONS.

The Board or the President and CEO may cause the business and operations of the Corporation or any part thereof to be divided, segregated or consolidated into one or more divisions upon such basis as may be considered appropriate. From time to time the Board or the President and CEO may authorize the appointment of officers for any such division, the determination of their powers and duties, and the removal of any such officer so appointed without prejudice to such officer's right under any employment contract or in law, provided that any such officers shall not, as such, be officers of the Corporation, unless expressly designated as such.

ARTICLE 12
NOTICES

SECTION 12.1 - METHOD OF GIVING NOTICES.

Any notice or document to be given pursuant to the Act, the regulations thereunder, the articles or the bylaws to a shareholder or Director of the Corporation may be sent (a) by prepaid mail addressed to, or may be delivered personally to, the shareholder at the shareholder's latest address as shown in the records of the Corporation or its transfer agent and the Director at the Director's latest address as shown on the records of the Corporation or in the last notice of Directors or notice of change of Directors filed under the Act, and a notice or document sent in accordance with the foregoing to a shareholder or Director of the Corporation shall be deemed to be received by them at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or Director did not receive the notice or document at the time or at all or (b) by electronic means as permitted by, and in accordance with, the Act and the regulations thereunder. The Secretary may change or cause to be changed the recorded address of any shareholder, Director, officer, auditor or member of a committee of the Board in accordance with any information believed by the Secretary to be reliable. The foregoing shall not be construed so as to limit the manner or effect of giving notice by any other means of communication otherwise permitted by law.

SECTION 12.2 - NOTICE TO JOINT HOLDERS.

If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

SECTION 12.3 - COMPUTATION OF TIME.

In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

SECTION 12.4 - UNDELIVERED NOTICES.

If any notice given to a shareholder pursuant to Section 12.1 is returned on two consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until the shareholder informs the Corporation in writing of the shareholder's new address.

SECTION 12.5 - OMISSIONS AND ERRORS.

The accidental omission to give any notice to any shareholder, Director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

SECTION 12.6 - PERSONS ENTITLED BY DEATH OR OPERATION OF LAW.

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom they derive their title to such share, prior to their name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which they became so entitled) and prior to their furnishing to the Corporation the proof of authority or evidence of their entitlement prescribed by the Act.

SECTION 12.7 - WAIVER OF NOTICE.

Any shareholder, proxyholder, other person entitled to attend a meeting of shareholders, Director, officer, auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to them under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the Board or of a committee of the Board which may be given in any manner.

ARTICLE 13
EFFECTIVE DATE

SECTION 13.1 - EFFECTIVE DATE.

This by-law shall come into force on the date of the resolution of the Board enacting this by-law.

SECTION 13.2 - REPEAL.

All previous by-laws of the Corporation are repealed as of the coming into force of this by-law. Such repeal shall not affect the previous operation of any by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the Board or a committee of the Board with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with this by-law and until amended or repealed.

                                   APPENDIX B

GENERAL BY-LAW RESOLUTION

Be it resolved, as an ordinary resolution, that:

1. the new General By-law of the Corporation enacted by the Board of Directors at its meeting on December 11, 2003, is hereby confirmed as a by-law of the Corporation.

2. any officer of the Corporation be and is hereby authorized to execute and deliver for and on behalf of the Corporation all such documents and to do such other acts as such officer may determine necessary or advisable to give effect to the foregoing, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.

                                   APPENDIX C

RESTRICTED STOCK UNIT PLAN RESOLUTION

Be it resolved, as an ordinary resolution, that:

1. the adoption by the Corporation of the Restricted Stock Unit Plan, as described in the Management Proxy Circular for this Meeting, is hereby approved;

2. the exchange of certain stock options granted under the Corporation's 1994 Stock Option Plan for restricted stock units under the Restricted Stock Unit Plan as described in the Management Proxy Circular for this Meeting, is hereby approved; and

3. any officer of the Corporation be and is hereby authorized to execute and deliver for and on behalf of the Corporation all such documents and to do such other acts as such officer may determine necessary or advisable to give effect to the foregoing, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.

                                   APPENDIX D

SENIOR MANAGEMENT INCENTIVE PLAN RESOLUTION

Be it resolved, as an ordinary resolution, that:

1. the adoption by the Corporation of the Senior Management Incentive Plan, as described in the Management Proxy Circular for this Meeting, is hereby approved; and

2. any officer of the Corporation be and is hereby authorized to execute and deliver for and on behalf of the Corporation all such documents and to do such other acts as such officer may determine necessary or advisable to give effect to the foregoing, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.

                                   APPENDIX E

CORPORATE GOVERNANCE REPORT

This corporate governance report has been reviewed by the Nomination and Corporate Governance Committee and approved by the Board of Directors of the Corporation.

Extensive regulatory changes are in progress, primarily arising from the United States Sarbanes-Oxley Act of 2002 and the recently adopted New York Stock Exchange corporate governance rules, and further changes anticipated from the Ontario Securities Commission. Royal Group continues to monitor these changes and as clarification on each is available, appropriate action will be taken.

Royal Group intends to increase the number of its practices that are fully in accordance with the Guidelines by the end of 2004.

Below Royal Group's governance procedures are compared with the TSX corporate governance disclosure guidelines.

                                                ROYAL GROUP
TSX GUIDELINE                                    ALIGNMENT     ROYAL GROUP'S CORPORATE GOVERNANCE PRACTICES
-----------------------------------------------------------------------------------------------------------
1.   Board should explicitly assume                 Yes        The Board of Directors' mandate is to
     responsibility for stewardship of the                     supervise the management of the business and
     Corporation, and specifically for:                        affairs of Royal Group and to act with a
                                                               view to the best interests of Royal Group.
                                                               The Board fulfils its mandate directly and
                                                               through its Committees. The Board seeks to
                                                               ensure that Royal Group is managed so as to
                                                               enhance shareholder value and to ensure its
                                                               long-term viability. The directors are kept
                                                               informed of Royal Group's operations at
                                                               directors' meetings and committee meetings
                                                               and through reports and discussions with
                                                               executive management.

                                                               In 2004, the Board intends to adopt a Code
                                                               of Business Conduct and Ethics for its
                                                               directors, officers and employees.

a)   Adoption of strategic planning process         Yes        The Board acts in a supervisory role and
     and approval of a strategic plan which                    expects management to be responsible for
     takes into account the opportunities                      the day-to-day operations of the Corporation
     and risks of the business;                                and for the development of individual
                                                               business units and overall corporate
                                                               strategy. The Board regularly receives
                                                               reports on and considers Royal Group's
                                                               financial position and operating performance
                                                               and at Board meetings considers, together
                                                               with the Chief Executive Officer and
                                                               executive management, strategy and
                                                               operational matters.

                                                               The role of the Board is to review, question
                                                               and sanction the strategies proposed by
                                                               executive management. In addition to those
                                                               matters which must by law be approved by the
                                                               Board, management must consult with the
                                                               Board before engaging in any significant
                                                               venture that is outside of Royal Group's
                                                               existing businesses. Changes in executive
                                                               management must also be approved by the
                                                               Board.

b)   Identification of the principal risks          Yes        The Board considers on a periodic basis the
     of the Corporation's business and                         principal risks faced by Royal Group and the
     ensuring and implementation of                            steps implemented by management to manage
     appropriate systems to manage those                       these risks. In addition, the Audit
     risks;                                                    Committee monitors Royal Group's internal
                                                               controls and management information systems
                                                               and reports directly to the Board on a
                                                               regular basis.

                                                               As required by the United States'
                                                               Sarbanes-Oxley Act of 2002, the Chief
                                                               Executive Officer and the Chief Financial
                                                               Officer certify Royal Group's annual report
                                                               on Form 40-F and evaluate and report on the
                                                               effectiveness of the Corporation's
                                                               disclosure controls and procedures.

c)   Succession planning, including                 Yes        The Board is responsible for choosing the
     appointing, training and monitoring                       Chief Executive Officer and appointing
     senior management;                                        executive management. The Chief Executive
                                                               Officer is responsible for management
                                                               development. Through the Compensation
                                                               Committee, the Board reviews and monitors
                                                               executive management's compensation.

d)   Communications policy; and                     Yes        Royal Group has adopted a Disclosure Policy
                                                               which reflects its commitment to provide
                                                               timely and accurate corporate information to
                                                               investors, shareholders and the general
                                                               public. This policy sets out the procedures
                                                               to be followed in communicating with
                                                               investors, shareholders, analysts, the media
                                                               and the general public.

                                                               The Board approves the annual and interim
                                                               financial statements, the annual information
                                                               form, all other significant financial
                                                               communications to shareholders, management
                                                               proxy circulars and press releases on major
                                                               developments.

                                                               Royal Group maintains an investor relations
                                                               team which communicates with potential and
                                                               current shareholders and responds to
                                                               inquiries from the public. Communication
                                                               with the Corporation's stakeholders is done
                                                               by various means including news releases,
                                                               trade bulletins, the corporate internet
                                                               site www.royalgrouptech.com, mailings and
                                                               regular staff meetings. Most inquiries from
                                                               shareholders and the investment community
                                                               are referred to Royal Group's Vice-President
                                                               of Marketing and Corporate Communications
                                                               who is responsible for ensuring that the
                                                               inquiry is considered by the appropriate
                                                               members of management and that a reply is
                                                               provided in a timely manner.

e)   Integrity of internal control and              Yes        The Audit Committee is responsible for the
     management information systems.                           oversight of the reliability and integrity
                                                               of accounting principles and practices,
                                                               financial statements and other financial
                                                               reporting, and disclosure practices followed
                                                               by management. The Audit Committee has
                                                               oversight responsibility for the
                                                               establishment by management of an adequate
                                                               system of internal controls and the
                                                               maintenance of practices and processes to
                                                               assure compliance with applicable laws.


2.   A majority of directors should be              Yes        The Board is currently composed of nine
     "unrelated".                                              directors, five of whom are "outside" (i.e.
                                                               non-management) directors who are
                                                               "unrelated" to Royal Group and Vic De Zen,
                                                               its significant shareholder, within the
                                                               meaning of the Guidelines. The five
                                                               "unrelated" directors are Ralph Brehn,
                                                               Irvine Hollis, Ronald Slaght, James Sardo
                                                               and Robert Lamoureux. The four "related"
                                                               directors are Vic De Zen, Douglas Dunsmuir,
                                                               Gwain Cornish and Ron Goegan. The
                                                               "unrelated" directors may meet from time to
                                                               time without management or "related"
                                                               directors present.

                                                               The NYSE Rules define directors as
                                                               "dependent" and "independent" rather than
                                                               "related" and "unrelated" and "inside" and
                                                               "outside". Royal Group has a majority of
                                                               directors who qualify as "independent" under
                                                               the NYSE Rules.

                                                               Prior to James Sardo and Robert Lamoureux
                                                               joining the Board on November 18, 2003, the
                                                               Corporation did not have a majority of
                                                               "unrelated" directors (or "independent"
                                                               directors under the NYSE Rules).

3.   The Board has responsibility for               Yes        The Board evaluates whether directors are
     applying the definition of "unrelated                     "related" or "unrelated" in accordance with
     director" to each individual director                     the principles set out in the Guidelines.
     and for disclosing annually the                           A director is unrelated to the Corporation
     analysis of the application of the                        under the Guidelines if the director is
     principles of supporting this                             independent of management and is free from
     definition and whether the Board has a                    any interest and any business or other
     majority of unrelated directors.                          relationship which could, or could
                                                               reasonably be perceived to materially
                                                               interfere with the director's ability to act
                                                               in the best interests of the Corporation,
                                                               other than interests and relationships
                                                               arising from the director's shareholdings.
                                                               As Royal Group has a significant
                                                               shareholder, the Board also evaluates
                                                               individual director's interests and
                                                               relationships with this shareholder to
                                                               ensure that the make-up of the Board fairly
                                                               reflects the investments in the Corporation
                                                               by shareholders other than the significant
                                                               shareholder.

                                                               Based on information provided by directors
                                                               as to their individual circumstances, the
                                                               Board has determined that five of the nine
                                                               persons proposed for election to the Board
                                                               for 2004 are "unrelated" to Royal Group and
                                                               its significant shareholder.

                                                               Royal Group is controlled by Vic De Zen who,
                                                               directly or indirectly, owns or controls
                                                               100% of the outstanding Multiple Voting
                                                               Shares of Royal Group and a nominal number
                                                               of the outstanding Subordinate Voting Shares
                                                               of Royal Group and is a "significant
                                                               shareholder" within the meaning of the
                                                               Guidelines. Mr. De Zen is also the former
                                                               Co-Chief Executive Officer of Royal Group
                                                               and a "related" director within the meaning
                                                               of the Guidelines.

                                                               Douglas Dunsmuir, Ron Goegan and Gwain
                                                               Cornish are Royal Group's Chief Executive
                                                               Officer, Chief Financial Officer and Senior
                                                               Vice-President, respectively, and are
                                                               "inside" and "related" directors within the
                                                               meaning of the Guidelines.

4.   The Board should appoint a committee of        No         The Nomination and Corporate Governance
     directors composed exclusively of                         Committee is responsible for recommending to
     outside directors, a majority of whom                     the Board suitable director candidates. In
     are "unrelated" directors, with                           undertaking this responsibility, the
     responsibility for proposing new                          Committee assesses the competencies, skills
     nominees to the Board and for assessing                   and qualities of the existing Board and
     directors on an ongoing basis.                            committees and identifies any additional
                                                               competencies, skills and qualities deemed
                                                               to be beneficial.

                                                               Prospective candidates are identified by the
                                                               Committee and approached by one or more of
                                                               the directors to explore their interest in
                                                               joining the Board. Prior to joining the
                                                               Board, a prospective director meets with the
                                                               Chairman and/or the Chief Executive Officer
                                                               and various directors to discuss the role of
                                                               the Board, the role of the Committees and
                                                               their expectation of the contribution of the
                                                               director, including the time and effort
                                                               required to be effective.

                                                               The Committee is composed of three "outside"
                                                               and "unrelated" directors.

                                                               In 2003, Royal Group did not delegate the
                                                               assessment of directors to a Board Committee
                                                               as recommended by the Guidelines (see Item 5
                                                               below).

                                                               In 2004, the Nomination and Corporate
                                                               Governance Committee intends to establish a
                                                               process of assessing the Board, its
                                                               committees and individual directors.

5.   The Board should implement a process,          No         The Board currently assesses its own
     to be carried out by an appropriate                       effectiveness and the effectiveness of its
     committee, for assessing the                              Committees and the contribution of
     effectiveness of the Board, its                           individual directors. This process is
     committees and individual directors.                      carried out by the Board as a whole as it
                                                               deems advisable. In 2003, these tasks were
                                                               not delegated to a Board Committee as
                                                               recommended in the Guidelines.

                                                               In 2004, the Nomination and Corporate
                                                               Governance Committee intends to establish a
                                                               process of assessing the Board, its
                                                               committees and individual directors.

6.   The Board should provide orientation           Yes        New directors are provided with a full
     and education programs for new                            orientation on Royal Group. They are also
     directors.                                                provided with a Directors' Manual which
                                                               contains historical public information about
                                                               the Corporation, details regarding the
                                                               structure of the Board and its Committees,
                                                               Royal Group's corporate policies and by-laws
                                                               and other relevant corporate and business
                                                               information. New directors also meet with
                                                               members of management and are provided tours
                                                               of the Corporation's operations. On an
                                                               ongoing basis, presentations are made and
                                                               reports are provided to the Board on various
                                                               aspects of Royal Group's operations.

7.   The Board should examine its size and          Yes        The Board has determined that it is
     undertake, where appropriate, a program                   appropriate for the Board to be composed of
     to establish the size of the Board                        between seven and twelve directors to allow
     which facilitates effective                               for open, efficient and effective
     decision-making.                                          deliberation and does not believe that it
                                                               would add to the quality or efficiency of
                                                               its decision-making to increase the Board's
                                                               size beyond twelve. At the annual and
                                                               special shareholders' meeting on February
                                                               25, 2004, nine directors will stand for
                                                               election for a one-year period. The Board
                                                               continues to assess potential candidates for
                                                               future nominations.

8.   The Board should review the adequacy           Yes        At least once per year, the Nomination and
     and form of compensation of directors                     Corporate Governance Committee reviews the
     in light of risks and responsibilities                    compensation paid to directors to ensure
     involved in being an effective                            that it is competitive and is consistent
     director.                                                 with the time commitment, contribution,
                                                               risks and responsibilities involved in being
                                                               an effective director. Only non-management
                                                               directors are compensated.

9.   Committees of the Board should                 Yes        The Board has three Committees: the Audit
     generally be composed of outside                          Committee, the Compensation Committee and
     directors, a majority of whom are                         the Nomination and Corporate Governance
     unrelated although some board                             Committee. Each Committee is currently
     committees may include one or more                        composed of three "outside" and "unrelated"
     inside directors.                                         directors. Members of management are not
                                                               members of the Committees but regularly
                                                               attend portions of Committee meetings. Each
                                                               Committee does meet without members of
                                                               management present.

10.  The Board should assume responsibility         Yes        The Nomination and Corporate Governance
     for, or assign to a committee of                          Committee monitors the practices for
     directors responsibility for,                             governance amongst Canadian and United
     developing the approach to corporate                      States companies and reviews Royal Group's
     governance issues. This committee,                        governance practices to ensure Royal Group
     would among other things, be                              continues to enhance its standards for
     responsible for the Corporation's                         corporate governance. Subject to the Board's
     response to these governance                              oversight, this Committee is responsible for
     guidelines.                                               Royal Group's response to these governance
                                                               guidelines.

                                                               The Chief Executive Officer, Chief Financial
                                                               Officer and Director of Financial Reporting
                                                               must comply with Royal Group's Code of
                                                               Ethics for Principal Executive Officers and
                                                               Senior Financial Officers. The Nomination
                                                               and Corporate Governance Committee is
                                                               responsible for granting any waivers of this
                                                               Code. None have been granted to date.

11.  The Board, together with the Chief             No         The Board is cognizant of its legal
     Executive Officer, should develop                         responsibilities and has established
     position descriptions for the Board,                      mandates for its Committees. There is no
     and for the Chief Executive Officer,                      specific mandate for the Board members,
     including the definition of the limits                    since the Board has plenary power.
     to management's responsibilities. The
     Board should approve or develop                           Historically the Board believed that
     corporate objectives which the Chief                      specific position descriptions for the Board
     Executive Officer is responsible for                      and the Chief Executive Officer, while
     meeting and assess the Chief Executive                    recommended by the Guidelines, were not
     Officer against these objectives.                         required as the relevant individuals
                                                               understand the responsibilities and limits
                                                               of their offices. The Board did not set out
                                                               corporate objectives for which the Chief
                                                               Executive Officer is responsible and
                                                               assessed against as the Chief Executive
                                                               Officer is a long serving senior executive
                                                               of Royal Group and as such understands the
                                                               responsibilities of his office.

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
                                                               It is the intention of the Nomination and
                                                               Corporate Governance Committee to review
                                                               these matters in 2004 and to recommend
                                                               changes in current practice to the Board
                                                               where appropriate.

                                                               The Board looks to executive management to
                                                               identify matters which should be considered
                                                               by the Board, to provide it with all
                                                               information and documentation relevant to
                                                               the Board's consideration of those issues
                                                               and to remain alert to developments in the
                                                               business environment in which Royal Group
                                                               operates. The Board is satisfied that Royal
                                                               Group's executive management is responding
                                                               to these expectations.

12.  The Board should implement structures          Yes        The positions of Chairman of the Board and
     and procedures which ensure that it can                   Chief Executive Officer are held by
     function independently of management.                     different people.
     An appropriate structure would be to
     (i) appoint a chair of the Board who is                   The Chief Executive Officer, the Chief
     not a member of management with                           Financial Officer and the Senior
     responsibility to ensure that the Board                   Vice-President are the only current members
     discharges its responsibilities or (ii)                   of management on the Board.
     adopt alternate means such as assigning
     this responsibility to a committee of                     A majority of the Board and all of the
     the Board or to a director, sometimes                     Board's Committees are composed of "outside"
     referred to as the "lead director".                       and "unrelated" directors.
     Appropriate procedures may involve the
     Board meeting on a regular basis                          All directors are expected to exercise
     without management present and may                        critical judgement at all times and the
     involve assigning the responsibility                      "unrelated" directors have unrestricted,
     for administering the Board's                             direct access to Royal Group's executive
     relationship with management to a                         management and to its external auditors and
     committee of the Board.                                   the Board and its Committees meet
                                                               independently of management and "related"
                                                               directors where appropriate.

                                                               As the Chairman of the Board is a "related"
                                                               director, when meeting independently the
                                                               "unrelated" directors select a chairperson
                                                               from amongst themselves.

                                                               An individual director may engage outside
                                                               advisors, including financial advisors,
                                                               accountants and lawyers, at the expense of
                                                               the Corporation without requiring
                                                               management's authorization. Any such
                                                               engagement is subject to the approval of the
                                                               Audit Committee, which, as noted above, is
                                                               composed of "outside" and "unrelated"
                                                               directors.

13.  The Audit Committee should be:

a)   composed of only "outside" directors.          Yes        The Audit Committee is composed of three
                                                               "outside" and "unrelated" directors.

b)   All of the members of the committee            Yes        The Board is satisfied that members of the
     should be financially literate and at                     Audit Committee are financially literate and
     least one member should have accounting                   that one member has accounting or related
     or related financial expertise.                           financial expertise.

c)   The Board should adopt a charter for           No         The Audit Committee reviews, reports, and
     the Audit Committee which sets out the                    where appropriate, makes recommendations to
     roles and responsibilities of the                         the Board of Directors on: (i) the internal
     committee.                                                audit plan and the adequacy of the system of
                                                               internal controls; (ii) the external audit
                                                               plan, the terms of engagement and fees and
                                                               the independence of the external auditors;
                                                               (iii) the adequacy of the processes for
                                                               identifying and managing financial risk;
                                                               (iv) the integrity of the financial
                                                               reporting process; and (v) the annual and
                                                               interim financial statements.

                                                               In fiscal 2004, the Board will adopt a
                                                               charter for the Audit Committee which will
                                                               set out the roles and responsibilities of
                                                               the Audit Committee and the duties of its
                                                               members.

d)   The Audit Committee should have direct         Yes        At each of its meetings, the Audit Committee
     communication channels with the                           meets separately (without management
     internal and external auditors to                         present) with the independent external
     discuss and review specific issues as                     auditors of Royal Group and discusses with
     appropriate.                                              them the financial statements and other
                                                               financial issues as deemed appropriate. The
                                                               Audit Committee may meet with the internal
                                                               auditors as it so requires.

                                                               The external auditors review Royal Group's
                                                               quarterly financial statements prior to
                                                               their filing.

e)   The Audit Committee's duties should            Yes        The Audit Committee requires management to
     include oversight responsibility for                      implement and maintain appropriate internal
     management reporting on internal                          controls. The Committee approves the audit
     control. While it is management's                         and non-audit services provided by the
     responsibility to design and implement                    external auditors to ensure they are
     an effective system of internal                           consistent with maintaining the auditors'
     control, it is the responsibility of                      independence. The Audit Committee reviews
     the Audit Committee to ensure that                        the independence of the external auditors
     management has done so.                                   and confirms the independence of the
                                                               external auditors in accordance with
                                                               applicable regulations. The external
                                                               auditors are accountable to the Audit
                                                               Committee and to the Board as
                                                               representatives of the shareholders.

14.  The Board should implement a system to         Yes        An individual director may engage outside
     enable an individual director to engage                   advisors, including financial advisors,
     an outside advisor at the Corporation's                   accountants and lawyers, at the expense of
     expense in appropriate circumstances.                     the Corporation subject to the approval of
     The engagement of the outside advisor                     the Audit Committee. The Audit Committee is
     should be subject to the approval of an                   composed of "outside" and "unrelated"
     appropriate committee of the Board.                       directors.
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